                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          SCHERING-PLOUGH CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

          ------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ------------------------------------------------------------
     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ------------------------------------------------------------
     (5)  Total fee paid:

          ------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
     Check box if any part of the fee is offset as provided by
[ ]  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

          ------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------------------------------
     (3)  Filing Party:

          ------------------------------------------------------------
     (4)  Date Filed:

          ------------------------------------------------------------

                             [SCHERING-PLOUGH LOGO]

                               ------------------

                             A MESSAGE FROM THE CEO

                               ------------------

Dear Fellow Shareholder,

     As I write to you, we are moving through the Stabilize and Repair phases of our Action Agenda -- the Action Agenda to transform Schering-Plough into a new kind of health care company. And we anticipate entering the Turnaround phase of that Agenda later this year.

     We have come a very long way since we began this change process in April of 2003. We have set a clear strategy for building a company that will deliver long-term high performance, to all of our stakeholders. Through the strength of our people, under the leadership of a strong new management team, and with a lot of hard work, we are well down the road of transformational change that we charted some two years ago. Moreover, we are making this progress in the face of the most challenging competitive and societal environment in the history of our industry.

     In this new environment, we at Schering-Plough are striving each day to earn the trust of all of our stakeholders -- beginning with the patients and health care providers whom we serve. We are placing quality, compliance and business integrity at the center of our work. We seek to listen and to learn from others -- and constantly to improve. We know we do special work, and we have a special duty. We believe that by seeking to do what is right for the patient, we will also deliver long-term high performance to you, our owners.

     As we continue to build Schering-Plough into a leading global health care company, I want to take this opportunity to thank you for your continuing commitment. You can be assured that the people of the New Schering-Plough have a passion for our work and a determination to execute with excellence. We are doing our best to reward your faith.

                                           Sincerely,

                                           /s/ Fred Hassan
Kenilworth, New Jersey
March 14, 2005

                             [SCHERING-PLOUGH LOGO]

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2005

                               ------------------

     The Annual Meeting of Shareholders of Schering-Plough Corporation ("Schering-Plough" or the "Company") will be held at The Crowne Plaza Cabana Palo Alto, 4290 El Camino Real, Palo Alto, California, on Tuesday, April 26, 2005, at 10:00 a.m. The purposes of the meeting will include voting on the following proposals and transacting such other business as may properly come before the meeting:

Proposal One:              Elect three Directors for terms of three
                           years. The Board recommends a vote FOR this
                           proposal.

Proposal Two:              Ratify the designation of Deloitte & Touche
                           LLP to audit Schering-Plough's books and
                           accounts for 2005. The Board recommends a
                           vote FOR this proposal.

Proposals Three and Four:  Consider shareholder proposals if each is brought before the meeting. The Board
                           recommends a vote AGAINST proposals three and four.

     Only holders of record of common shares at the close of business on March 4, 2005, will be entitled to vote at the meeting or any adjournments or postponements thereof.

     Your vote is important. Whether or not you plan to attend the meeting, please vote in advance by proxy in whichever way is most convenient -- in writing, by telephone or by the Internet.

     As announced at the 2004 Annual Meeting of Shareholders, the 2005 Annual Meeting of Shareholders will be the first annual meeting of shareholders to be held in California. The Board considered a number of factors in selecting the location, including the location of the Company's operations and where shareholders are located. Palo Alto, California, is the site of Schering-Plough's DNAX biotechnology research facility. Many Schering-Plough shareholders live or are headquartered in California and this change of location provides them with a chance to attend an annual meeting with less cost and travel.

     To be admitted to the Annual Meeting of Shareholders, a shareholder must present both an admission ticket and a photo identification. The process for shareholders to obtain an admission ticket from Schering-Plough's transfer agent, The Bank of New York, is described in the proxy statement on page 3.

                                          SUSAN ELLEN WOLF
                                             Corporate
                                             Secretary
Kenilworth, New Jersey
March 14, 2005

                               TABLE OF CONTENTS

General Information About Voting and Annual Meeting.........    2
Proposal One: Election of Directors.........................    3
  Nominees for Director.....................................    4
  Directors Continuing in Office............................    5
  Committees of the Board of Directors......................    7
  Committee Functions.......................................    8
  Board Meetings and Attendance of Directors................    8
  Director Education........................................    8
  Directors Attendance at Annual Meeting of Shareholders....    8
  Director Compensation.....................................    9
  Director Stock Ownership Requirements.....................    9
  Certain Transactions......................................    9
Corporate Governance........................................   10
  Corporate Governance Guidelines...........................   10
  About the Nominating and Corporate Governance Committee...   10
  Director Independence.....................................   11
  Executive Sessions of the Board of Directors..............   11
  Communications with Directors.............................   11
Stock Ownership.............................................   12
  Common Share and Common Share Equivalents Ownership of       12
     Directors and Officers.................................
  Stock Ownership of Certain Beneficial Owners..............   13
  Section 16(a) Beneficial Ownership Reporting Compliance...   14
Executive Compensation......................................   15
  Summary Compensation Table................................   16
  Employment and Change of Control Arrangements.............   18
  Stock Option Information..................................   22
  Option Grants in Last Fiscal Year.........................   22
  Aggregated Option Exercises in Last Fiscal Year and Fiscal   23
     Year-End Option Values.................................
  Long Term Incentive Plan Information......................   24
  Pension Plan Information..................................   26
  Compensation Committee Report.............................   27
Performance Graph...........................................   33
Proposal Two: Ratification of Designation of Independent       34
  Registered Public Accounting Firm.........................
  Audit Committee Report....................................   35
Proposal Three: Shareholder proposal........................   37
Proposal Four: Shareholder proposal.........................   39
Contacts for Shareholders...................................   41
Shareholder Proposals for Inclusion in 2006 Proxy              41
  Statement.................................................
Other Shareholder Proposals for Presentation at 2006 Annual    42
  Meeting...................................................
Director Nomination Procedures..............................   42
Other Business..............................................   42
Compliance with Corporate Governance Listing Standards......   43
Solicitation of Proxies.....................................   43
Exhibits
  Exhibit A  -- Charter of Audit Committee..................  A-1
  Exhibit B  -- Charter of Nominating and Corporate           B-1
     Governance Committee...................................
  Exhibit C  -- Charter of Compensation Committee...........  C-1
  Exhibit D  -- Charter of Business Practices Oversight       D-1
     Committee..............................................
  Exhibit E  -- Charter of Finance Committee................  E-1
  Exhibit F  -- Charter of Executive Committee..............  F-1
  Exhibit G -- Corporate Governance Guidelines..............  G-1
Directions to Meeting..................................Back cover

                             [SCHERING-PLOUGH LOGO]

                               ------------------

                                PROXY STATEMENT

                               ------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schering-Plough Corporation to be voted at its Annual Meeting of Shareholders on April 26, 2005, and any adjournments or postponements of the meeting. At the 2005 Annual Meeting, holders of common shares will vote on the following matters:

    Proposal One:            Election of three Directors (Hans W. Becherer, Kathryn C. Turner and Robert
                             F.W. van Oordt) for terms of three years.
                             The Board recommends a vote FOR proposal one.

    Proposal Two:            Ratification of the designation of Deloitte & Touche LLP to audit
                             Schering-Plough's books and accounts for 2005.
                             The Board recommends a vote FOR proposal two.

    Proposals Three and      Shareholder proposals, if brought before the meeting.
      Four:                  The Board recommends a vote AGAINST proposals three and four.

     The Board of Directors has designated Fred Hassan, Robert Bertolini and Susan Ellen Wolf as proxies in connection with the 2005 Annual Meeting of Shareholders. With respect to any other matter that properly comes before the Annual Meeting, these proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

     This year the information typically included in the Annual Report to Shareholders is being provided in two documents. One document, called the Company Overview, includes information about Schering-Plough's business and products. The second document, called the 2004 Annual Report to Shareholders, includes the letter from the Chairman of the Board and Chief Executive Officer, Management's Discussion and Analysis of Financial Condition and Results of Operations, the audited consolidated financial statements for the year ended December 31, 2004, the notes to the financial statements and related disclosures.

     This proxy statement and the accompanying form of proxy, together with the Company Overview and the 2004 Annual Report to Shareholders, are being mailed beginning on or about March 14, 2005, to all holders of record of common shares as of the close of business on March 4, 2005. There were 1,545,152,782 common shares outstanding on March 4, 2005.

     The address of Schering-Plough's principal executive offices is 2000 Galloping Hill Road, Kenilworth, New Jersey 07033 and its website is www.schering-plough.com.

              GENERAL INFORMATION ABOUT VOTING AND ANNUAL MEETING

SHAREOWNERS ENTITLED TO VOTE

     Only holders of record of common shares at the close of business on the record date, March 4, 2005, are entitled to vote shares held on that date at the Annual Meeting. Each outstanding common share entitles its holder to cast one vote.

VOTING BY PROXY

     You may vote in person at the meeting. Even if you plan to attend the meeting, the Company recommends that you vote in advance of the meeting. You may vote in advance of the meeting by any of the following methods:

     VOTE BY MAIL. Sign and date each proxy card or voting instruction card you receive and return it in the prepaid envelope. If you return your signed proxy card or voting instruction card but do not indicate your voting preferences, your shares will be voted on your behalf FOR the election of the three nominated Directors, FOR the ratification of the designation of Deloitte & Touche LLP to audit Schering-Plough's books and accounts for 2005 and AGAINST the shareholder proposals.

     VOTE BY TELEPHONE OR VIA INTERNET. If you are a shareholder of record (that is, if you hold your shares in your own name), you may vote by telephone (toll free) or via the Internet by following the instructions on your proxy card or voting instruction card. If your shares are held in the name of a bank, broker or other holder of record (i.e., in "street name"), and if such bank or broker offers telephone and internet voting, you will receive instructions from them that you must follow in order for your shares to be voted. If you vote by telephone or via the Internet you do not need to return your proxy card or voting instruction card.

VOTING UNDER THE SCHERING-PLOUGH EMPLOYEE SAVINGS PLANS

     If you are a current or former Schering-Plough employee with shares credited to an account under the Schering-Plough Employees' Savings Plan or the Schering-Plough Puerto Rico Employees' Retirement Savings Plan, then you will receive a voting instruction card.

     If you do not give voting instructions to the plan trustee by mailing your voting instruction card or voting through the Internet or by telephone, the trustee will vote shares you hold under the Employees' Savings Plan in the same proportion as shares held under that plan for which voting instructions were timely received. If the trustee does not receive voting instructions for shares held under the Puerto Rico Employees' Retirement Savings Plan, it will not vote those shares.

     To allow sufficient time for the trustee to vote your shares under either Plan, your voting instructions must be received by 5:00 p.m. E.S.T. on April 21, 2005.

EFFECT OF VOTES, BROKER NON-VOTES & ABSTENTIONS

     Only votes "For" or "Against" a proposal count. Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter.

BROKER DISCRETIONARY VOTING AND BROKER NON-VOTES

     Under the rules of the New York Stock Exchange (NYSE), absent instructions from the beneficial owners, brokers who hold shares in street name for beneficial owners have the authority to vote on the election of Directors and the designation of the independent registered accounting firm. Under the NYSE rules, brokers do not have discretionary voting power on the shareholder proposals.

     A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

     This proxy statement, the 2004 Annual Report to Shareholders and the Company Overview are available on Schering-Plough's Internet site at www.schering-plough.com.

REVOKING A PROXY

     You may change your vote or revoke your corporate proxy at any time before the proxy is voted at the meeting. If you submitted your proxy by mail, you must
(a) file with the Corporate Secretary of Schering-Plough a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is voted at the meeting or you vote by written ballot at the Annual Meeting.

ATTENDING THE MEETING

     You need an admission ticket and a photo identification to attend the meeting. To get an admission ticket you must write to Schering-Plough's transfer agent, The Bank of New York, using one of the following addresses:

     Email at: bmincey@bankofny.com

     U.S. Mail at: The Bank of New York
                   c/o Investor Services Correspondence,
                   P.O. Box 11598
                   New York, N.Y. 10277-2075
                   Attn: Barbara Mincey

     If you are a record owner (so your shares are held in your name), you must list your name exactly as it appears on your stock ownership records at The Bank of New York. If you hold through a bank or broker or trustee, you must also include a copy of your latest bank or broker statement showing your ownership.

QUORUM

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum. On March 4, 2005, the record date, Schering-Plough had outstanding and entitled to vote at the Annual Meeting 1,545,152,782 common shares, par value $.50 per share.

     Abstentions and broker non-votes are counted for determining whether a quorum is present at the meeting.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     Pursuant to Schering-Plough's Certificate of Incorporation, the Board of Directors is divided into three classes, the terms of which expire successively over a three-year period. Three Directors are to be elected at this Annual Meeting to hold office for a term of three years expiring at the 2008 Annual Meeting and until successors shall have been elected and qualified. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or, if elected, will decline to serve.

     Biographical information is given below for each nominee for Director, and for each Director whose term of office will continue after the Annual Meeting. All of the nominees are presently Directors and were previously elected by the shareholders.

     VOTE REQUIRED. A plurality of the votes cast is required for the election of Directors.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL ONE.

                           NOMINEES FOR DIRECTOR WITH
                              TERM TO EXPIRE 2008

  [Hans W. Becker         Hans W. Becherer                           Age
       PHOTO]             69                               Director since 1989
                          Retired Chairman, Chief Executive Officer and Chief
                          Operating Officer of Deere & Company (manufacturer of mobile power machinery and supplier of financial and health care
                          services).
                          PRIOR HISTORY:  Mr. Becherer was associated with Deere &
                          Company from 1962 until his retirement in 2000. He was
                          elected President and Chief Operating Officer of Deere &
                          Company in 1987, President and Chief Executive Officer in
                          1989, and Chairman and Chief Executive Officer in May 1990,
                          and assumed the duties of Chief Operating Officer in 1996.
                          OTHER DIRECTORSHIPS:  Honeywell International Inc. and J.P.
                          Morgan Chase & Co.
                          OTHER:  Member of the Business Council and Council on
                          Foreign Relations.
--------------------------------------------------------------------------------------
 [Kathryn C. Turner       Kathryn C. Turner                           Age
       PHOTO]             57                               Director since 2001
                          Chairperson, Chief Executive Officer and President of
                          Standard Technology, Inc. (management and technology
                          solutions firm).
                          Ms. Turner has served in her present position since 1985.
                          OTHER DIRECTORSHIPS:  ConocoPhillips Company, Carpenter
                          Technology Corporation and Tribune Company.
                          OTHER:  Board member of National Capital Area Council of the
                          Boy Scouts of America and Children's Hospice International.
--------------------------------------------------------------------------------------
  [Robert F.W. van        Robert F.W. van Oordt                      Age
    Oordt PHOTO]          68                               Director since 1992
                          Chairman of the Supervisory Board of Rodamco Europe N.V.
                          (largest retail real estate investment company in Europe).
                          PRIOR HISTORY:  Mr. van Oordt served Rodamco as Chief
                          Executive Officer from March 2000 to June 2001. Prior to
                          this assignment, Mr. van Oordt served as Chairman of the
                          Executive Board of NV Koninklijke KNP BT (producer of paper and distributor of graphic and office products) from March
                          1993, following the merger of three Dutch-based industrial corporations, including Buhrmann-Tetterode N.V. ("BT"),
                          until his retirement in April 1996. Former Director of Nokia
                          Corporation.
                          OTHER DIRECTORSHIPS:  Fortis Bank N.V. and n.v. Umicore s.a.
                          and Supervisory Board of Draka Holding N.V.
                          OTHER:  Member of the International Advisory Board of
                          Nijenrode University, senior member of the Conference Board, and Chairman of the Foundation for Arts and Business in the
                          Netherlands.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2006

[Carl E. Mundy, Jr.       Carl E. Mundy, Jr.                          Age
       PHOTO]             69                               Director since 1995
                          Retired General, Former Commandant of the Marine Corps.
                          PRIOR HISTORY:  General Mundy entered the Marine Corps in
                          1953. He held senior positions of operational command and
                          top-level management prior to appointment as Commandant and
                          Joint Chiefs of Staff member in 1991. He led the Marine
                          Corps and served as military adviser to the President and
                          Secretary of Defense from 1991 to 1995.
                          OTHER DIRECTORSHIPS:  General Dynamics Corporation
                          OTHER:  Chairman of the Marine Corps University Foundation,
                          member of the boards of advisors to the Comptroller General of the United States and the Navy League of the United
                          States, and member of the Council on Foreign Relations. Past president of worldwide operations of the United Services
                          Organization.
--------------------------------------------------------------------------------------
 [Patricia F. Russo       Patricia F. Russo                            Age
       PHOTO]             52                               Director since 1995
                          Chairman and Chief Executive Officer of Lucent Technologies
                          Inc. (communications).
                          Ms. Russo assumed the position of Chairman in 2003 and the positions of Chief Executive Officer and President in
                          January 2002.
                          PRIOR HISTORY:  Ms. Russo was President and Chief Operating
                          Officer of Eastman Kodak Company from April 2001 and
                          Director from July 2001, and Chairman of Avaya Inc. since
                          December 2000, until she rejoined Lucent. Ms. Russo was
                          Executive Vice President and Chief Executive Officer of the
                          Service Provider Networks business of Lucent from November
                          1999 to August 2000 and served as Executive Vice President from 1996 to 1999. Prior to that she held various executive positions with Lucent and AT&T.
                          OTHER:  Trustee of Georgetown University.
--------------------------------------------------------------------------------------
[Arthur F. Weinbach       Arthur F. Weinbach                         Age
       PHOTO]             61                               Director since 1999
                          Chairman and Chief Executive Officer of Automatic Data
                          Processing, Inc. (independent computing services).
                          Mr. Weinbach has been associated with ADP since 1980,
                          assuming his current position in April 1998.
                          OTHER DIRECTORSHIPS:  First Data Corp.
                          OTHER:  Trustee of New Jersey Seeds and New Jersey Institute
                          of Technology.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2007

[Fred Hassan PHOTO]       Fred Hassan                                 Age
                          59                               Director since 2003
                          Chairman of the Board, Chief Executive Officer and President
                          since April 2003.
                          PRIOR HISTORY:  Mr. Hassan was Chairman of the Board and
                          Chief Executive Officer of Pharmacia Corporation from
                          February 2001 until April 2003, President and Chief
                          Executive Officer of Pharmacia from March 2000 to February
                          2001, and President and Chief Executive Officer of Pharmacia
                          & Upjohn, Inc. from May 1997 until March 2000. Mr. Hassan
                          was Executive Vice President and a member of the Board of
                          Directors of Wyeth, Inc. (formerly American Home Products
                          Corporation), from 1995 to 1997.
                          OTHER DIRECTORSHIPS:  Avon Products, Inc.
--------------------------------------------------------------------------------------
[Philip Leder, M.D.       Philip Leder, M.D.                           Age
       PHOTO]             70                               Director since 2003
                          Chairman, Department of Genetics, Harvard Medical School.
                          Dr. Leder has been Chairman, Department of Genetics, Harvard
                          Medical School, since 1980; John Emory Andrus Professor of
                          Genetics since 1980.
                          OTHER:  Honorary Trustee of the Massachusetts General
                          Hospital, Trustee and Chairman of the Board of the Charles
                          A. Revson Foundation and Trustee of the Hadassah Medical
                          Organization.
--------------------------------------------------------------------------------------
 [Eugene R. McGrath       Eugene R. McGrath                         Age
       PHOTO]             63                               Director since 2000
                          Chairman, President and Chief Executive Officer of
                          Consolidated Edison, Inc. (energy company).
                          PRIOR HISTORY:  Mr. McGrath has been associated with Con
                          Edison since 1963. He assumed his current position in
                          October 1997, and has served as Chairman and Chief Executive
                          Officer of Con Edison's subsidiary, Consolidated Edison
                          Company of New York, Inc., since September 1990.
                          OTHER:  Chairman of the Union Square Partnership. Director
                          or Trustee of AEGIS, Atlantic Mutual, Barnard College, the
                          Edison Electric Institute, Manhattan College and the
                          Wildlife Conservation Society. Member of the executive
                          committee of the Energy Association of New York State.
--------------------------------------------------------------------------------------
   [Richard de J.         Richard de J. Osborne                       Age
   Osborne PHOTO]         70                               Director since 1988
                          Retired Chairman and Chief Executive Officer of ASARCO
                          Incorporated (non-ferrous metals producer).
                          PRIOR HISTORY:  Mr. Osborne served as Chairman and Chief
                          Executive Officer of ASARCO from 1985 to 1999. He also
                          served as Chairman of the Board of Schering-Plough from
                          November 2002 to April 2003. Former Director of Goodrich
                          Corporation.
                          OTHER DIRECTORSHIPS:  NACCO Industries, Inc. and
                          non-executive Chairman and Director of Datawatch
                          Corporation.
                          OTHER:  Director of The Tinker Foundation, former Chairman and Director of the International Copper Association, the
                          Copper Development Association, the Silver Institute and the
                          National Mining Association, Director and Treasurer of the
                          Americas Society. Mr. Osborne is a member of the Council on
                          Foreign Relations and the Economic Club of New York.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, each consisting exclusively of independent Directors, as independence is defined in the New York Stock Exchange listing standards and the more restrictive Schering-Plough Board Independence Standard specified in the Corporate Governance Guidelines (attached as Exhibit G). Members of the Audit Committee also all meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board of Directors also has a standing Business Practices Oversight Committee and Finance Committee, as well as an Executive Committee which meets as needed.

     The Charters of the Committees, which have been adopted by the Board, are attached as exhibits to this proxy statement and are also available on Schering-Plough's website at www.schering-plough.com.

COMMITTEE MEMBERSHIP AND MEETINGS

                                           BUSINESS                             NOMINATING &
                                           PRACTICES                            CORPORATE
                                   AUDIT   OVERSIGHT   COMPENSATION   FINANCE   GOVERNANCE     EXECUTIVE
                                    --         --           --           --          --            --
Mr. Becherer                         M                      M            C           M             M
Mr. Hassan                                                                                         C
Dr. Leder                                      M
Mr. McGrath                          M         M
General Mundy                                  M                         M           M
Mr. Osborne                                                 C            M           M             M
Ms. Russo                                                   M                        C             M
Ms. Turner                                     M                         M           M
Mr. van Oordt                        M         C                                     M             M
Mr. Weinbach                         C                      M                                      M
Total meetings in fiscal year
  2004                              14         7            5            5           5             0

---------------

M   Committee Member

C    Committee Chairperson

COMMITTEE FUNCTIONS

     Audit Committee functions include selecting of the independent registered public accounting firm, subject to shareholder ratification, and providing oversight of their independence, qualifications and performance; and assisting the Board in its oversight function by monitoring the integrity of Schering-Plough's financial statements, the performance of the corporate audit function, and compliance by Schering-Plough with legal and regulatory requirements.

     Business Practices Oversight Committee functions include assisting the Board with oversight of non-financial compliance systems and practices and related management activities, including Good Manufacturing Practices; and assisting the Board with oversight of systems for compliance with Schering-Plough's Standards of Global Business Practices.

     Compensation Committee functions include discharging the Board's responsibilities relating to the compensation of Officers; responsibility for the approval, evaluation and administration of executive compensation plans, policies and programs; and making recommendations to the Board regarding equity compensation and incentive plans.

     Finance Committee functions include assisting the Board with oversight of strategic financial matters and the capital structure; and recommending the dividend policy to the Board.

     Nominating and Corporate Governance Committee functions include assisting the Board with Board and Committee structure, function and composition, including identifying nominees (and considering shareholder nominees in accordance with provisions of the By-laws described on page 42); developing and recommending the Schering-Plough Board Independence Standard and Corporate Governance Guidelines (attached as Exhibit G to this proxy statement) to the Board for approval; recommending Director compensation; and recommending and providing oversight of the annual performance review process for the Board and for each Committee.

     The Executive Committee may act in the intervals between Board meetings.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Board of Directors held 9 meetings in 2004, including a two-day strategic planning meeting. All Directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all Committees of the Board on which they served.

DIRECTORS EDUCATION

     All Directors attended a 2 hour customized Director education session on intellectual property law and the Company's intellectual property rights, led by an outside expert and the Company's Vice President, Patents. Further additional education is provided throughout the year as needed on matters pertinent to Committee work or Board deliberations. Subjects covered during such sessions in 2004 included product pricing in the pharmaceutical industry and capital structures and liquidity in the pharmaceutical industry. Each Director earned at least 7 additional education credit hours by participating in such activities. Several Directors also attended general Director education programs offered by third parties during 2004.

DIRECTORS ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

     Directors are expected to attend the Annual Meeting of Shareholders unless an emergency makes such attendance imprudent. Since 1990 only one Director has missed one Annual Meeting of Shareholders (due to illness), and all other Directors have attended all Annual Meetings of Shareholders, including the 2004 Annual Meeting at which all ten Directors were present.

DIRECTOR COMPENSATION

     Fred Hassan receives no compensation for services rendered in his capacity as a Director. Other Directors receive compensation pursuant to the Directors compensation program. These other Directors receive no compensation, directly or indirectly, from Schering-Plough other than pursuant to the Directors compensation program.

     The Directors compensation program includes stock, stock equivalent and cash components described below. Certain components were increased on April 27, 2004 by the Board upon recommendation of the Nominating and Corporate Governance Committee and other revisions were also made at that time. This was the first increase in any component of Director compensation since 1999 and brought total Directors compensation into the middle range of the total compensation paid by other U.S. pharmaceutical companies in the Peer Group. Components of the Directors compensation program are as follows.

  Stock and Stock Equivalents:

     - Directors Stock Award Plan under which Directors receive 3,000 common shares annually, increased from 2,500 shares. Directors have the option to defer the award into Deferred Stock Units, which grow/diminish in values as if invested in Schering-Plough common shares (with dividends reinvested) and are paid out in common shares at the end of a specified deferral period.

     - Directors Stock Equivalency Program under which Directors receive an annual award of phantom stock equivalent units valued at $25,000 (no increase from prior years), which grow/diminish in value as if invested in Schering-Plough common shares (with dividends reinvested) until termination of service as a Director, at which time they are paid out in cash.

  Cash:

     - Board Retainer increased from $39,000 to $50,000.

     - Committee Retainer, a new retainer of $15,000 for the Audit Committee and $10,000 for each of the other Board Committees (there is no retainer for the Executive Committee).

     - Committee Chair Retainer, a new retainer of $5,000 paid to the Chair of each Committee except the Executive Committee.

     - Meeting Fees, eliminated (prior to April 27, 2004, fees of $1,000 per meeting were paid).

     - Special Assignment Fee, $1,500 raised from $1,000 per assignment, such as meetings with investors or the government regarding Schering-Plough business.

     - Deferral option under the Directors Deferred Compensation Plan, which permits Directors to defer any cash compensation. They may elect whether deferred cash compensation grows/diminishes in value as if invested in Schering-Plough common shares (with dividends reinvested) or earns interest at a market rate. Deferred amounts are paid in cash at the end of a specified deferral period.

DIRECTOR STOCK OWNERSHIP REQUIREMENTS

     In 2005, the Board established stock ownership requirements for all Directors and included the requirements in the Corporate Governance Guidelines. Each Director is required to own 5,000 shares within three years of joining the Board.

CERTAIN TRANSACTIONS

     Dr. Leder's son, Ethan Leder, is chief executive officer and the owner of approximately 13% of the equity of United Biosource LLP. In January 2004, United Biosource acquired MedTap International Inc., a provider of pharmacoeconomic analysis and information. Schering-Plough in the past has retained MedTap to provide services in connection with specific pharmacoeconomic projects and may do so in the future. In 2004, Schering-Plough paid MedTap $44,928 for pharmacoeconomic services.

     Under the New York Stock Exchange Listing Standards and the more restrictive Schering-Plough Board Independence Standard this matter does not impair Dr. Leder's independence. The Nominating and Corporate Governance Committee and the Board of Directors, after reviewing this matter, have determined that Dr. Leder is independent. However, in respect of many of the Company's institutional investors, which have varying definitions of independence, Dr. Leder has not been assigned to any Committee whose members are required to be independent.

                              CORPORATE GOVERNANCE

     Schering-Plough believes that good corporate governance practices create a solid foundation for achieving its business goals and keeping the interests of its shareholders and other stakeholders in perspective. Under the leadership of Chairman of the Board and CEO, Fred Hassan, in 2003 Schering-Plough adopted a new Vision -- to earn trust, EVERY day -- and new Leader Behaviors: shared accountability and transparency, cross-functional teamwork and collaboration, listening and learning, benchmark and continuously improve, coaching and developing others and business integrity.

CORPORATE GOVERNANCE GUIDELINES

     Schering-Plough has long recognized good corporate governance, first adopting its Statement of Corporate Director Policies in 1971, which among other things required that a majority of the Board be independent. In 2004, the Board adopted Corporate Governance Guidelines, which are attached as Exhibit G, and which are available on Schering-Plough's website.

     Consistent with the Vision and Leader Behaviors, the Board, with oversight by the Nominating and Corporate Governance Committee, reviews and enhances the governance practices, including the Corporate Governance Guidelines and the Charters of the Board Committees, on a regular basis.

ABOUT THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee is comprised of six independent Directors, as independence is defined in the New York Stock Exchange listing standards and the more restrictive Schering-Plough Board Independence Standard. The Committee operates under a written Charter adopted by the Board, and a copy of the Charter is attached to this proxy statement as Exhibit B.

     One of the Nominating and Corporate Governance Committee's most important functions is the identification of Director nominees. The Committee considers nominees from all sources, including shareholders, nominees submitted by other outside parties, and candidates known to current Directors. The Committee also has from time-to-time retained an expert search firm (that is paid a fee) to help identify candidates possessing the minimum criteria and other qualifications identified by the Committee as being desired in connection with a vacancy on the Board. All candidates must meet the minimum criteria for Directors established by the Committee. These criteria are listed in Schering-Plough's Corporate Governance Guidelines.

     Candidates are evaluated in the same manner no matter who first suggests they be nominated. The candidate's credentials are provided to the Committee by the Corporate Secretary with the advance materials for the next Committee meeting. If any member of the Committee believes the candidate may be qualified to be nominated, the Committee discusses the matter at the meeting. For each candidate who is discussed at a meeting, the Committee decides whether to further evaluate the candidate. Evaluation includes a thorough background check, interaction and interviews with the Committee members and other Directors and discussion about the candidate's availability and commitment. When there is a vacancy on the Board, the best candidate from all evaluated is recommended by the Committee to the full Board to consider for nomination.

DIRECTOR INDEPENDENCE

     Schering-Plough is subject to the New York Stock Exchange independence requirements for Directors and has adopted the more restrictive Schering-Plough Board Independence Standard which is included in the Corporate Governance Guidelines. The Nominating and Corporate Governance Committee assists the Board with the assessment of Director independence.

     The Nominating and Corporate Governance Committee and the Board have determined that (1) Mr. Hassan is not independent because as Chairman of the Board and Chief Executive Officer of Schering-Plough, he is an Officer and employee of Schering-Plough; (2) all other Directors are independent under both the New York Stock Exchange listing standards and the more restrictive Schering-Plough Board Independence Standard; and (3) each independent Director has no material relationship with Schering-Plough.

     The Nominating and Corporate Governance Committee and the Board have determined that all members of the Audit Committee -- Directors Becherer, McGrath, van Oordt and Weinbach -- also are independent pursuant to the requirements of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

     As required in the Corporate Governance Guidelines, the Board periodically meets in executive session without any Director present who is also a member of management. During 2004, the Board held 6 such sessions.

     Executive sessions are always chaired by an independent Director. The independent Directors have determined to rotate this responsibility every six months among the independent Directors who Chair Committees of the Board. Currently, Patricia F. Russo, an independent Director who chairs the Nominating and Corporate Governance Committee, is chairing the executive sessions.

COMMUNICATIONS WITH DIRECTORS

     The Board of Directors has adopted a process for shareholders and others to send communications to the Board or any Director. This includes communications to a Committee, the independent Directors as a group, the current Chair of the Board's executive sessions or other specified individual Director(s). All communications are to be sent by mail or by fax care of the Corporate Secretary at Schering-Plough headquarters, addressed as follows:

                   [Board or Name of Individual Director(s)]
                            c/o Corporate Secretary
                          Schering-Plough Corporation
                            2000 Galloping Hill Road
                              Mailstop K-1-4-4525
                          Kenilworth, New Jersey 07033
                               Fax (908) 298-7303

     The independent Directors have directed the Corporate Secretary to screen the communications. First, communications sent by mail are subject to the same security measures as other mail coming to Schering-Plough, which may include x-ray, scanning, etc. Next, the Board has directed the Corporate Secretary and her staff to read all communications and to discard communications having nothing to do with Schering-Plough or the Board. All other communications are to be promptly passed along to the addressee(s). Further, the Corporate Secretary's staff is to retain a copy in the corporate files and to provide a copy to other Directors, members of management and third parties as appropriate. For example, if a communication were about auditing or accounting matters, the policy established by the Audit Committee provides that Audit Committee members also would receive a copy, as would the senior Corporate Audits executive, and in certain cases, the independent auditors.

     Anyone who wishes to contact the Audit Committee to report complaints or concerns about accounting, internal accounting controls or auditing matters, may do so anonymously by using the above procedure.

                                STOCK OWNERSHIP

COMMON SHARE AND COMMON SHARE EQUIVALENTS OWNERSHIP OF DIRECTORS AND OFFICERS

     Set forth below in the column titled "Number of Common Shares" is information with respect to beneficial ownership of Schering-Plough common shares as of March 4, 2005, by each Director, the Executive Officers named in the Summary Compensation Table and by all Schering-Plough Directors and Executive Officers as a group. Set forth below in the column titled "Number of Common Share Equivalents" is the number of common share equivalents (which grow/diminish like common shares) credited as of March 4, 2005, to the accounts of Schering-Plough's non-employee Directors.

                                                              NUMBER OF
                                       NUMBER OF               COMMON
                                        COMMON                  SHARE
NAME                                   SHARES(A)           EQUIVALENTS(D)
----                                   ---------           ---------------
Hans W. Becherer                          19,900                 43,022
Fred Hassan                            1,620,167(b)
Philip Leder, M.D.                         4,250                  2,938
Eugene R. McGrath                         11,804                 23,878
Carl E. Mundy, Jr.                        15,866                 15,524
Richard de J. Osborne                     72,335                 14,181
Patricia F. Russo                         22,800                 26,395
Kathryn C. Turner                          5,170                 10,601
Robert F. W. van Oordt                    13,619                 72,570
Arthur F. Weinbach                         8,750                 28,785
Robert J. Bertolini                      200,001(b)
Carrie S. Cox                            400,000(b)
Cecil B. Pickett                         895,927(b)
Thomas J. Sabatino, Jr.                   83,334(b)
All Directors and Executive Officers
  as a group including those above(18
  persons)                             4,267,704(b)(c)          237,894

(a) The total for each individual, and for the group of all Directors and Executive Officers (18 persons), is less than one percent of the outstanding common shares (including shares which could be acquired within 60 days of March 4, 2005 through the exercise of outstanding options or the distribution of shares under the Stock Incentive Plans). The information shown is based upon information furnished by the respective Directors and Executive Officers.

(b) Includes shares which could be acquired within 60 days of March 4, 2005 through the exercise of employee stock options as follows: Mr. Bertolini (83,334); Ms. Cox (150,000); Mr. Hassan (516,667); Dr. Pickett (88,266) Mr.
    Sabatino (83,334); all Directors and Executive Officers as a group (1,055,103).

(c) Includes 1,927 shares beneficially owned as of March 4, 2005 by an executive officer in a qualified 401(k) plan, over which he has voting and investment power.

(d) Includes common share equivalents credited to non-employee Directors under the Directors Deferred Compensation Plan and to participating non-employee Directors under the Directors Deferred Stock Equivalency Program, plus dividends credited, rounded to the nearest whole number. The equivalents are paid in cash following termination of service as a Director based on the market value of Schering-Plough common shares at that time. Of the totals shown, these include 37,385 for Mr. Becherer; 2,938 for Dr. Leder; 20,841 for Mr. McGrath; 9,888 for General Mundy; 14,181 for Mr. Osborne; 26,395 for Ms. Russo; 4,964 for Ms. Turner; 66,933 for Mr. van Oordt; and 23,149 for Mr. Weinbach.

     Also includes common share equivalents credited to participating non-employee Directors under a deferral feature of the Directors Stock Award Plan. The equivalents are paid in stock at the end of the deferral period. Of the totals shown, these include 5,637 each for Directors Becherer, Mundy, Turner, van Oordt and Weinbach; and 3,037 for McGrath.

     For additional information, see "Director Compensation" on page 9.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information with respect to those persons who are known to Schering-Plough to own beneficially more than five percent of the outstanding Schering-Plough common shares, as of March 4, 2005.

                                                              COMMON SHARES
                                                              BENEFICIALLY    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNED       OF CLASS
------------------------------------                          -------------   --------
Wellington Management Company, LLP(a)                          125,973,185      8.2%
75 State Street
Boston, MA 02109
FMR Corp., Edward C. Johnson 3rd and Abigail P. Johnson(b)      91,081,120      5.9%
82 Devonshire Street
Boston, MA 02109
Dodge & Cox(c)                                                  81,621,729      5.2%
One Sansome Street
35th Floor
San Francisco, CA 94104

---------------

(a) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, Wellington Management Company, LLP, through one of its subsidiaries, has (i) shared power to vote or direct the vote of 61,848,996 common shares and (ii) shared dispositive power as to 125,973,185 common shares.

(b) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, FRM Corp. has sole power to vote or direct the vote of 4,939,802 common shares and sole power to direct the disposition of 91,081,120 common shares; and Edward C. Johnson 3rd and Abigail P. Johnson and other family members own certain shares of FMR Corp. as specified in the Schedule 13G.

(c) As reported on Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 10, 2005, Dodge & Cox has (i) sole voting power as to 76,290,891 common shares and shared voting power as to 1,194,700 common shares and (ii) sole dispositive power as to 81,621,729 common shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Directors, Officers and beneficial owners of more than 10% of Schering-Plough's outstanding common shares are required by Section 16(a) of the Exchange Act and related regulations to file ownership reports on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange and to furnish us with copies of the reports.

     Schering-Plough believes that all required Section 16(a) reports were timely filed in 2004, except one report showing a stock award distribution and the related tax withholding for Cecil B. Pickett, due solely to the Company's administrative error. Schering-Plough's belief is based solely upon a review of:

     - Forms 3 and 4 filed during 2004, and amendments to those Forms; and

     - representation letters from those who did not file a Form 5 stating that no Form 5 was due.

                             EXECUTIVE COMPENSATION

     Following the arrival of Fred Hassan as the Chief Executive Officer in April of 2003, he introduced, with full support of the Board of Directors, a six to eight year Action Agenda, a plan with goals of stabilizing, repairing, and then turning around Schering-Plough and creating a foundation on which to build growth. Mr. Hassan implemented many strategic changes with the oversight, advice and approval of the Board, and replaced many members of the senior management team. Among the changes approved by the Compensation Committee was the creation of a total compensation program for the Chief Executive Officer and other key employees. Plans that differentiate more specifically by performance replaced certain legacy plans, such as profit sharing. The new program (described in detail in the Compensation Committee's report on page 27) is designed to foster a high performance culture and behaviors that are aligned with the Action Agenda, and with the long-term interests of Schering-Plough's shareholders.

     Under the new program, base salary continues to be provided to executives at a level based on market competitiveness, the scope of the position, individual performance and exhibition of Leader Behaviors. Employee benefits offered to key executives are designed to be competitive.

     One key feature of the new total compensation program is a revised incentive pay mix for members of Schering-Plough's Operations Management Team, which is comprised of the top 35 or so key executives responsible for driving Schering-Plough's business. By implementing the new incentive pay mix, the Company is able to focus more closely on driving Schering-Plough short and long-term performance with incentives that motivate by providing variable compensation based on Company performance, and that differentiate for individual performance. All stock components of this program come from plans approved by shareholders.

     Following is brief overview of Schering-Plough's incentive plans which are described in the Compensation Committee's report on page 27 and throughout this Executive Compensation section:

                                               - OPERATIONS MANAGEMENT TEAM INCENTIVE PLAN (OMTIP) -- Based
                                               on Annual Results -- an annual incentive pay plan approved by shareholders in 2004 that provides an opportunity for
                                                 annual cash awards based upon Schering-Plough's
                                                 achievement of specific business objectives and the
                                                 individual's demonstration of Schering-Plough's Leader
                                                 Behaviors and achievement of personal objectives.
                                               - 2002 STOCK INCENTIVE PLAN -- To Facilitate Employee
                                               Retention -- a long-term incentive plan approved by
                                                 shareholders pursuant to which stock options and
                                                 restricted stock awards/units are granted to key
                                                 employees.
                                               - CASH LONG-TERM INCENTIVE PLAN -- Based on Earnings Per
                                               Share Growth -- a long-term incentive plan focused on
                                                 long-term operational excellence by providing an
                                                 opportunity to earn a cash incentive award at the end of a three-year performance period. The amount earned will be
COMPENSATION CHART                               based upon Schering-Plough's 3-year compounded earnings
                                                 per share growth, and 3-year compounded earnings per share growth relative to the Peer Group over that period. This
                                                 plan has an additional two-year retention period following the end of the performance period that must be satisfied
                                                 for payout of 100% of the earned award.
                                               - LONG-TERM PERFORMANCE SHARE UNIT INCENTIVE PLAN -- Based
                                               on Total Shareholder Return -- also a long-term incentive
                                                 plan focused on Schering-Plough's long-term performance by providing an opportunity to earn performance stock units
                                                 payable in cash at the end of a three-year performance
                                                 period. The amount earned will be based upon
                                                 Schering-Plough's achievement of targeted 3-year
                                                 compounded total shareholder return, and 3-year total
                                                 shareholder return ranking relative to the Peer Group over that period. This plan has an additional two-year
                                                 retention period following the end of the performance
                                                 period that must be satisfied for payout of 100% of the
                                                 earned award.

     In addition to the plans described above, for the 8 most senior management leaders (including each of the named executives), the Compensation Committee approved the Transformational Performance Contingent Shares Grant, a special non-recurring grant designed to provide a reward opportunity that is commensurate with their crucial role in turning around and transforming Schering-Plough. Cash awards under this special one-time grant will be earned at the end of a five-year performance period based on Schering-Plough's achievement of specific business objectives over that extended time period. If Schering-Plough's performance over the 5-year performance period is not in the top half of the peer group, no payment will be earned under the grant. Earned awards will be credited to the named executive's account under Schering-Plough's non-qualified saving plan. Under that plan, the reward will grow/diminish in value as if invested in Schering-Plough common shares (with dividends reinvested) and generally is not distributable until the year following termination of employment.

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation of the five most highly compensated Executive Officers of Schering-Plough, including the Chief Executive Officer, for 2004.

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                                                          -----------------------
                                                                                                  AWARDS
                                                        ANNUAL COMPENSATION               -----------------------
                                            -------------------------------------------   RESTRICTED   SECURITIES
                                                                         OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION IN 2004  YEAR     SALARY        BONUS       COMPENSATION(B)   AWARDS(C)     OPTIONS     COMPENSATION(D)
-----------------------------------  ----   ----------    ----------    ---------------   ----------   ----------   ---------------
Fred Hassan................          2004   $1,500,000(a) $1,556,300       $398,939       $3,640,000   1,100,000       $185,416
  Chairman of the Board, Chief       2003   $1,046,154(a) $       --(f)    $349,156       $3,486,000     900,000       $ 14,926
  Executive Officer & President      2002           --            --             --               --          --             --
Robert J. Bertolini........          2004   $  775,000    $  542,500       $ 19,457       $  819,000     250,000       $ 66,655
  Executive Vice President &         2003   $   96,875    $  100,000(g)          --       $1,031,000     350,000             --
  Chief Financial Officer            2002           --            --             --               --          --             --
Carrie S. Cox..............          2004   $  900,000    $  622,300       $ 38,393       $1,274,000     450,000       $104,213
  Executive Vice President &         2003   $  565,962    $  452,770(g)          --       $1,850,000     450,000       $ 14,926
  President, Global Pharmaceuticals  2002           --            --             --               --          --             --
Cecil B. Pickett, Ph.D. ...          2004   $  712,000    $  408,500         19,829       $  728,000     225,000       $155,414
  Senior Vice President &            2003      699,500            --             --       $  297,024     253,000       $  8,982
  President, Schering-Plough         2002      626,500    $   55,000             --          651,984      47,000        133,986
  Research Institute
Thomas J. Sabatino, Jr. ...          2004   $  462,917    $  455,000(g)      18,419       $1,215,900     250,000       $177,437
  Executive Vice President &         2003           --            --             --               --          --             --
  General Counsel(e)                 2002           --            --             --       $       --          --             --

---------------

(a)  Includes a portion of salary deferred at the election of Mr. Hassan.

(b) Personal benefits provided to the named executives include financial planning, tax preparation, installation and operation of home security systems, personal security services, payment of legal fees for negotiation of terms of employment agreements, personal use of corporate-owned aircraft and use of a car and driver. These benefits are valued at the incremental cost to Schering-Plough of providing the benefit to the executive.

     In accordance with Securities and Exchange Commission rules, any personal benefit exceeding 25% of the total personal benefits is identified by type in this paragraph. The 2005 benefits amount shown includes $143,556 for home security systems and $155,382 for personal security services for Mr. Hassan; $10,870 for home security systems and $8,000 for tax and financial planning services for Mr. Bertolini; $37,489 for personal use of corporate-owned aircraft for Ms. Cox; $10,711 for personal use of corporate-owned aircraft and $7,500 for tax and financial planning services for Dr. Pickett; and $14,297 for home security systems for Mr. Sabatino.

     The Chairman of the Board and CEO has been directed by the Board to use the corporate-owned aircraft for all travel. This provides several business benefits to Schering-Plough. First, the policy is intended to ensure the personal safety of Mr. Hassan, who maintains a significant public role as the leader of Schering-Plough. Second, the policy is intended to ensure his availability and to maximize the time available for Schering-Plough business. Certain of the other named executives (and other key executives) use the corporate-owned aircraft for business travel, and on occasion for personal travel.

     Schering-Plough calculates the incremental cost of the personal use of corporate-owned aircraft based on a methodology developed in 2004 by an independent consultant in connection with its cost savings initiatives. The methodology includes the average weighted cost of fuel, crew hotels and meals, on-board catering, trip-related maintenance, landing fees, trip-related hangar/parking costs and smaller variable costs. Since the corporate-owned aircraft are used primarily for business travel, the methodology excludes the fixed costs which do not change based on usage, such as pilots' salaries, the purchase costs of the corporate-owned aircraft and the cost of maintenance not related to personal travel.

     The Company makes one car and driver available to Mr. Hassan. This provides several business benefits to Schering-Plough. First, the policy is intended to ensure the personal safety of Mr. Hassan, who maintains a significant public role as the leader of Schering-Plough. Second, the policy is intended to ensure his availability and to maximize the time available for Schering-Plough business. The other named executives occasionally use cars and drivers from a pool. All executives use the cars primarily for business purposes, and the cars are also used by other Company personnel for business purposes. Schering-Plough calculates the incremental cost of executives personal use of corporate-owned cars driven by Company personnel based on a methodology developed in 2005 which includes driver overtime, meals and travel pay; fuel costs; and certain vehicle-maintenance and repair costs. Since the cars are used primarily for business travel, the methodology excludes the fixed costs which do not change based on usage, such as drivers' salaries and the purchase costs of the cars.

(c) For 2004, Messrs. Hassan and Bertolini, Ms. Cox and Dr. Pickett each received performance stock awards which were granted as phantom stock units. These units are earned and become distributable to the executive only upon, and to the extent of, the achievement of applicable corporate performance goals. Because the corporate performance goals were satisfied, 100% of the 2004 performance stock awards granted to such executives were earned as follows: Mr. Hassan, 200,000 shares; Mr. Bertolini, 45,000 shares; Ms. Cox, 70,000 shares; and Dr. Pickett, 40,000 shares. The amounts shown in the table for these executives represents the award that were earned, valued at the share price on the award grant date. The earned portion of the awards are generally distributed in full on the third anniversary of the grant date.

     At December 31, 2004, the total number and value of earned but undistributed performance shares was 200,000 shares ($4,176,000) for Mr. Hassan, 110,000 shares ($2,296,800) for Mr. Bertolini, 70,000 shares ($1,461,600) for Ms. Cox, and 61,264 shares ($1,279,192) for Dr. Pickett.

     Under the terms of his employment agreement, Mr. Hassan received 200,000 restricted stock awards in 2003 which are included in the table at fair market value on the date of grant. The value of those shares as of December 31, 2004 was $4,176,000. Under the terms of her employment agreement, Ms. Cox received 100,000 restricted stock awards in 2003 which are included in the table at fair market value on the date of grant. The value of those shares as of December 31, 2004 was $2,088,000. Under the terms of his employment agreement, Mr. Sabatino received a grant of 70,000 phantom stock units in 2004 which grant was not subject to the attainment of performance goals and is included in the table at fair market value on the date of grant. The value of those units as of December 31, 2004 for Mr. Sabatino was $1,461,600.

     Cash equivalent to the amount of all dividends paid on the common shares is paid on all shares of restricted stock and all phantom stock units before they are distributed or forfeited.

(d) For each of the named executives, the amount shown for 2004 includes: contributions to savings plans for Mr. Hassan, $75,000; Mr. Bertolini, $38,750; Ms. Cox, $63,111; Dr. Pickett, $35,600; and Mr. Sabatino, $19,046;
     and executive life insurance for Mr. Hassan, $81,570; Mr. Bertolini, $27,905; Ms. Cox, $41,102; Dr. Pickett, $92,429; and Mr. Sabatino, $36,429.

     The amount shown also includes payout of unused vacation for Mr. Hassan, $28,846, and Dr. Pickett, $27,385. For Mr. Sabatino, the amount shown also includes $86,662 for relocation allowance and $35,300 for home sale allowance in connection with his relocation to New Jersey.

(e)  Mr. Sabatino joined Schering-Plough on April 15, 2004.

(f) Five months after his arrival in April 2003, Mr. Hassan announced major action to protect the Company's financial position. These include a freeze on salary increases and no profit sharing payments for 2003 and no regular bonuses for 2003. Even though he achieved his objectives for 2003, he voluntarily gave up the opportunity to earn an incentive as high as $2 million in light of the Company's financial position.

(g) These payment amounts were required under each executive's employment agreement.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Mr. Hassan's Agreement. In April 2003, Schering-Plough entered into an employment agreement with Mr. Hassan. His agreement provides for his employment as Chief Executive Officer of Schering-Plough through December 31, 2005. The terms of his employment automatically extend for additional successive one-year periods until December 31, 2010 unless Mr. Hassan or Schering-Plough elects to terminate the agreement at least 90 days prior to the end of any of his employment periods. Mr. Hassan's agreement also provides for a three-year extension of his employment period in the event of a change of control. Under his agreement, Mr. Hassan will receive an annual base salary of at least $1,500,000. He will be eligible to receive annual cash incentive awards in accordance with Schering-Plough's cash bonus plans, as well as Schering-Plough's other executive benefit and incentive plans. Upon joining Schering-Plough, Mr. Hassan received 200,000 shares of restricted stock that vest on the third anniversary of his employment and an option to purchase 900,000 common shares that vest as to 600,000 shares on the first anniversary of his employment and 150,000 shares on each of the second and third anniversaries of his employment. He may also receive future grants under Schering-Plough's stock incentive program consistent with other senior executives and competitive pay practices generally. His employment agreement also provides for his participation in all employee compensation plans and welfare benefit plans generally available to Schering-Plough's other senior executives. Mr. Hassan also will receive reimbursement of all reasonable business expenses, fringe benefits (including security services and the use of Schering-Plough's private transportation services), office and support staff and vacation benefits in accordance with Schering-Plough's plans, policies, and practices and in a manner comparable to other senior executives.

     Mr. Hassan's employment agreement also provides that if his employment is terminated by reason of his death or disability, he or his estate or his beneficiary will be entitled to receive a payment equal to (1) his base salary through the date of termination of his employment to the extent not paid; (2) any compensation previously deferred and due upon his termination of employment;
(3) any accrued vacation pay; and (4) any unreimbursed expenses. In addition, the option and restricted stock awards granted to Mr. Hassan upon his commencement of employment will fully vest upon his termination of employment due to death or disability. Upon termination of employment due to disability, Mr. Hassan and his family shall also continue to receive welfare benefits for three years after termination. Under his agreement, if Schering-Plough terminates Mr. Hassan's employment without cause, if he terminates employment for good reason, or if he resigns during the one-month "window" period one year after a change of control of Schering-Plough, Mr. Hassan will be entitled to receive (1) a cash payment equal to his base salary through the date of termination of employment to the extent not paid, any compensation previously deferred and due upon his termination of employment, any accrued vacation pay, and any unreimbursed expenses; (2) a pro-rata bonus payment based upon the greater of the highest annual bonus paid in the three most recent fiscal years or the target annual bonus then in effect; (3) a severance payment equal to three times the sum of (a) his annual base salary, (b) the greater of his highest annual bonus paid in the three most recent fiscal years or his target annual bonus then in effect, and (c) the amount of the contribution by Schering-Plough on his behalf under Schering-Plough's qualified and nonqualified profit-sharing plans; (4) continued welfare benefits for at least three years following termination; (5) full vesting of the option and restricted stock awards granted to him at the time of his employment; and (6) a minimum benefit under Schering-Plough's supplemental executive retirement plan equal to 32% of Mr. Hassan's average final earnings calculated as if his employment continued through December 31, 2010 and without reduction for early payment. Mr. Hassan's agreement gives him the right to terminate for good reason and receive the benefits described in the immediately preceding sentence if Schering-Plough gives him notice of its election to terminate or otherwise not extend his employment at any time before December 31, 2010. The amount of Mr. Hassan's severance payment under his employment agreement will be either reduced by the amount due Mr. Hassan under any other severance program of Schering-Plough or paid in full in lieu of any such other severance payment. Mr. Hassan will also receive a gross-up payment to the extent any payment would constitute an excess parachute payment under the Internal Revenue Code.

     Mr. Bertolini's Agreement. In November 2003, Schering-Plough entered into an employment agreement with Mr. Bertolini that provides for his employment as Executive Vice President and Chief Financial Officer of Schering-Plough. Under his agreement, Mr. Bertolini will receive an annual base salary of at least $775,000. Mr. Bertolini's annual incentive opportunity is targeted at 70% of his base salary, and he is entitled to receive a bonus guaranteed at target for 2004 unless his performance for 2004 is substantially inadequate. He will be eligible to receive annual cash incentive awards in accordance with Schering-Plough's cash bonus plans, as well as Schering-Plough's other executive benefit and incentive plans. Upon joining Schering-Plough, Mr. Bertolini received 65,000 shares of restricted stock that vest on the third anniversary of the grant date and an option to purchase 350,000 common shares that vest in three equal annual installments beginning one year from the date of grant. He may also receive future grants under Schering-Plough's stock incentive program consistent with other senior executives and competitive pay practices generally. Mr. Bertolini also received a $100,000 commencement bonus and a payment of $266,521 representing certain tax liabilities that Mr. Bertolini incurred as a result of his leaving his prior employer to join Schering-Plough. His employment agreement also provides for his participation in all employee compensation plans and welfare benefit plans generally available to Schering-Plough's other senior executives. Mr. Bertolini will also receive reimbursement of all reasonable business expenses, fringe benefits (including security services and the use of Schering-Plough's private transportation services), office and support staff and vacation benefits in accordance with Schering-Plough's plans, policies, and practices and in a manner comparable to other senior executives.

     Upon commencing employment with Schering-Plough, Mr. Bertolini became a participant in Schering-Plough's Supplemental Executive Retirement Plan (SERP). His agreement provides that he will receive an additional 20 years of benefit service under the SERP that will vest upon his fifth anniversary of employment with Schering-Plough. Mr. Bertolini's SERP benefit will be offset by his retirement benefits from the qualified and non-qualified defined benefit retirement plans of Schering-Plough and of any and all of his former employers. In the event that Mr. Bertolini voluntarily terminates his employment after attaining age 50, Schering-Plough will provide him with a special retirement benefit equal to the difference between the estimated annual retirement benefit that he would have received at such age from his former employer reduced by his benefits under Schering-Plough's qualified and non-qualified defined benefit retirement plans, including his SERP benefit.

     If Schering-Plough terminates Mr. Bertolini's employment without cause or if he terminates employment for good reason, he will be entitled to receive a lump sum payment equal to three times his base salary and annual bonus calculated at target. The amount of his severance payment will be offset by the amount due Mr. Bertolini under any other severance program of Schering-Plough. In addition, his outstanding stock options and restricted stock awards will fully vest. Schering-Plough will also provide him with a fully vested unreduced SERP benefit (calculated including the 20 years of additional credited benefit service described in the preceding paragraph) payable at age 55 without reduction for early retirement (or, at Mr. Bertolini's election, payable earlier than age 55 with the application of actuarial assumptions). This fully vested unreduced SERP benefit is also provided upon his termination due to death or disability.

     Mr. Bertolini also has an agreement with Schering-Plough that triggers an employment period of three years or to age 65, if sooner, upon a change of control or upon a termination of employment by

Schering-Plough in anticipation of a change of control. If, following a change in control, Schering-Plough terminates Mr. Bertolini's employment other than for cause or disability, or if he terminates employment for good reason, or if he resigns during the one month "window" period one year after a change in control of Schering-Plough, he will be entitled to receive (1) a cash payment equal to his base salary through the date of termination of employment to the extent not paid, any compensation previously deferred and due upon his termination of employment, any accrued vacation pay, and any unreimbursed expenses; (2) a pro-rata bonus payment based upon the greater of the highest annual bonus paid in the three most recent fiscal years or the target annual bonus then in effect;
(3) a severance payment equal to three times the sum of (a) his annual base salary, (b) his highest annual bonus paid in the three most recent fiscal years, and (c) the amount of the highest contribution by Schering-Plough on his behalf under Schering-Plough's qualified and nonqualified profit-sharing plans made in the three years preceding his termination date; (4) a lump sum supplemental pension amount based on three years of deemed employment or to age 65, if sooner; (5) continued welfare benefits following termination for a period of three years or to age 65, if sooner; (6) full vesting of the option and restricted stock awards; (7) supplemental pension payments calculated without application of any early retirement reduction factors if termination is at or after age 50, provided that if his termination occurs prior to his reaching age 50, Mr. Bertolini will be entitled to a SERP benefit reduced for each year prior to this 50th birthday by the same annual reduction factors as are applicable under the SERP's pre-age 62 early retirement reduction schedule; and (8) if he is at least age 45 as of his termination date, he will be entitled to retiree medical coverage following the end of his other welfare benefit coverage provided by Schering-Plough. Mr. Bertolini will also receive a gross-up payment to the extent that any payment would constitute an excess parachute payment under the Internal Revenue Code.

     Ms. Cox's Agreement. In May 2003, Schering-Plough entered into an employment agreement with Ms. Cox. Her agreement provides for her employment as Executive Vice President and President, Global Pharmaceuticals, through May 31, 2008. The terms of her employment automatically extend for additional successive one-year periods until October 1, 2022, unless either party to her agreement elects to terminate the agreement at least 90 days prior to the end of any of her employment periods. Ms. Cox's agreement also provides for a three-year extension of her employment period in the event of a change of control. Under her agreement, Ms. Cox will receive an annual base salary of at least $900,000. She will be eligible to receive annual cash incentive awards in accordance with Schering-Plough's cash bonus plans, as well as Schering-Plough's other executive benefit and incentive plans. Ms. Cox's agreement also provided her with a guaranteed minimum 2003 bonus equal to 80% of the base salary she received in 2003. Upon joining Schering-Plough, Ms. Cox received 100,000 shares of restricted stock that vest on the third anniversary of her employment agreement, and an option to purchase 450,000 common shares with a grant date of May 14, 2003, that vest as to 150,000 shares on each of the first, second and third anniversaries of the grant date. She may also receive future grants under Schering-Plough's stock incentive program consistent with other senior executives and competitive pay practices generally. Her employment agreement also provides for her participation in all employee compensation plans and welfare benefit plans generally available to Schering-Plough's other senior executives. Ms. Cox will also receive reimbursement of all reasonable business expenses, fringe benefits (including security services and the use of Schering-Plough's private transportation services), office and support staff and vacation benefits in accordance with Schering-Plough's plans, policies, and practices and in a manner comparable to other senior executives.

     Ms. Cox's employment agreement also provides that if her employment is terminated by reason of her death or disability, she or her estate or her beneficiary will be entitled to receive a payment equal to (1) her base salary through the date of termination of her employment to the extent not paid; (2) any compensation previously deferred and due upon her termination of employment;
(3) any accrued vacation pay; and (4) any unreimbursed expenses. In addition, the option and restricted stock awards granted to Ms. Cox upon her commencement of employment will fully vest upon her termination of employment due to death or disability. Upon termination of employment due to disability, Ms. Cox and her family shall also continue to receive welfare benefits for two years after termination. Under the agreement, if Schering-Plough terminates Ms. Cox's employment without cause, if she terminates employment for good reason, or if she resigns during the one-month "window" period one year after a change of control of Schering-

Plough, Ms. Cox will be entitled to receive (1) a cash payment equal to her base salary through the date of termination of employment to the extent not paid, any compensation previously deferred and due upon her termination of employment, any accrued vacation pay, and any unreimbursed expenses; (2) a pro-rata bonus payment based upon the greater of the highest annual bonus paid in the three most recent fiscal years or the target annual bonus then in effect; (3) a severance payment equal to two times (or three times, if the qualifying termination occurs within three years following a change of control) the sum of
(a) her annual base salary, (b) the greater of her highest annual bonus paid in the three most recent fiscal years or her target annual bonus then in effect, and (c) the amount of the contribution by Schering-Plough on her behalf under Schering-Plough's qualified and nonqualified profit-sharing plans; (4) continued welfare benefits for at least two years following her termination; (5) full vesting of the option and restricted stock awards granted to Ms. Cox at the time of her employment; and (6) a minimum benefit under Schering-Plough's supplemental executive retirement plan equal to 26% of Ms. Cox's average final earnings calculated using average final earnings as defined in the supplemental executive retirement plan and modified by her employment agreement. Ms. Cox's agreement gives her the right to terminate for good reason and receive the benefits described in the immediately preceding sentence if Schering-Plough gives her notice of its election to terminate or otherwise not extend her employment at any time before October 1, 2022. Ms. Cox will also receive a gross-up payment to the extent that any payment would constitute an excess parachute payment under the Internal Revenue Code.

     Dr. Pickett's Agreements. Dr. Pickett has an agreement with Schering-Plough that triggers an employment period of three years or to age 65, if sooner, upon a change of control or upon a termination of employment by Schering-Plough in anticipation of a change of control. If, following a change in control, Schering-Plough terminates Dr. Pickett's employment other than for cause or disability, or if he terminates employment for good reason, or if he resigns during the one month "window" period one year after a change in control of Schering-Plough, he will be entitled to (1) a cash payment equal to his base salary through the date of termination of employment to the extent not paid, any compensation previously deferred and due upon his termination of employment, any accrued vacation pay, and any unreimbursed expenses; (2) a pro-rata bonus payment based upon the greater of the highest annual bonus paid in the three most recent fiscal years or the target annual bonus then in effect; (3) a severance payment equal to three times the sum of (a) his annual base salary,
(b) his highest annual bonus paid in the three most recent fiscal years, and (c) the amount of the highest contribution by Schering-Plough on his behalf under Schering-Plough's qualified and nonqualified profit-sharing plans made in the three years preceding his termination date; (4) a lump sum supplemental pension amount based on three years of deemed employment or to age 65, if sooner; (5) continued welfare benefits following termination for a period of three years or to age 65, if sooner; (6) supplemental pension payments calculated without application of any early retirement reduction factors if termination is at or after age 50; and (7) if he is at least age 45 as of his termination date, Dr. Pickett will be entitled to retiree medical coverage following the end of his other welfare benefit coverage provided by Schering-Plough. Dr. Pickett will also receive a gross-up payment to the extent that any payment would constitute an excess parachute payment under the Internal Revenue Code.

     Mr. Sabatino's Agreement. In March 2004, Schering-Plough entered into an employment agreement with Mr. Sabatino that provides for his employment as Executive Vice President and General Counsel of Schering-Plough. Under his agreement, Mr. Sabatino will receive an annual base salary of at least $650,000. Mr. Sabatino's annual incentive opportunity is targeted at 70% of his base salary, and he is entitled to receive a bonus guaranteed at target for 2004 unless his performance for 2004 is substantially inadequate. He will be eligible to receive annual cash incentive awards in accordance with Schering-Plough's cash bonus plans, as well as Schering-Plough's other executive benefit and incentive plans. Upon joining Schering-Plough, Mr. Sabatino received 70,000 shares of restricted stock that vest on the third anniversary of the grant date and an option to purchase 250,000 common shares that vests in three equal annual installments beginning one year from the date of grant. He may also receive future grants under Schering-Plough's stock incentive program consistent with other senior executives and competitive pay practices generally. His employment agreement also provides for his participation in all employee compensation plans and welfare benefit plans generally available to Schering-Plough's other senior executives. Mr. Sabatino will also receive reimbursement of all reasonable business expenses, fringe benefits (including security services and the use of Schering-Plough's private transportation services), office and support staff and vacation benefits in accordance with Schering-Plough's plans, policies, and practices and in a manner comparable to other senior executives.

     If Schering-Plough terminates Mr. Sabatino's employment without cause, he will be entitled to receive a lump sum payment equal to three times his base salary and annual bonus calculated at target. The amount of his severance payment will be offset by the amount due Mr. Sabatino under any other severance program of Schering-Plough.

     If, following a change in control, Schering-Plough terminates Mr. Sabatino's employment other than for cause or disability, or if he terminates employment for good reason, or if he resigns during the one month "window" period one year after a change in control of Schering-Plough, he will be entitled to receive (1) a cash payment equal to his base salary through the date of termination of employment to the extent not paid, any compensation previously deferred and due upon his termination of employment, any accrued vacation pay, and any unreimbursed expenses; (2) a pro-rata bonus payment based upon the greater of the highest annual bonus paid in the three most recent fiscal years or the target annual bonus then in effect; (3) a severance payment equal to three times the sum of (a) his annual base salary, (b) his highest annual bonus paid in the three most recent fiscal years, and (c) the amount of the highest contribution by Schering-Plough on his behalf under Schering-Plough's qualified and nonqualified profit-sharing plans made in the three years preceding his termination date; (4) a lump sum supplemental pension amount based on three years of deemed employment or to age 65, if sooner; (5) continued welfare benefits following termination for a period of three years or to age 65, if sooner; (6) supplemental pension payments calculated without application of any early retirement reduction factors if termination is at or after age 50; and (7) if he is at least age 45 as of his termination date, Mr. Sabatino will be entitled to retiree medical coverage following the end of his other welfare benefit coverage provided by Schering-Plough. Mr. Sabatino will also receive a gross-up payment to the extent that any payment would constitute an excess parachute payment under the Internal Revenue Code.

     Under Schering-Plough's Stock Incentive Plans, stock awards and stock options granted to the named Executive Officers (and other participants in the Plans) may vest and be cashed out upon a Change of Control.

STOCK OPTION INFORMATION

     The following tables provide information with respect to stock options granted to or exercised by the named Executive Officers during 2004 and the year-end value of options held by such officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                   ----------------------------------------------------
                                   NUMBER OF
                                   SECURITIES     % OF TOTAL
                                   UNDERLYING   OPTIONS GRANTED
                                    OPTIONS     TO EMPLOYEES IN   EXERCISE   EXPIRATION      GRANT DATE
NAME                               GRANTED(A)     FISCAL YEAR      PRICE        DATE      PRESENT VALUE(B)
----                               ----------   ---------------   --------   ----------   ----------------
Fred Hassan......................  1,100,000         5.63%         $18.20     2/22/14        $7,711,000
Robert J. Bertolini..............    250,000         1.28           18.20     2/22/14         1,752,500
Carrie S. Cox....................    450,000         2.30           18.20     2/22/14         3,154,500
Cecil B. Pickett.................    225,000         1.15           18.20     2/22/14         1,577,250
Thomas J. Sabatino, Jr. .........    250,000         1.28           17.37     4/14/14         1,632,500

(a) Option grants for the named Executive Officers who received grants in 2004 are exercisable in installments of 33 1/3% per year on each of the first through third anniversaries of the grant date, except that transferable options which are transferred become exercisable immediately upon transfer. The exercise price of the options is the fair market value of the common shares on the date of grant.

    Options have a term of 10 years, and after the occurrence of a change of control, they become exercisable and may be cashed out for a period of 60 days. If an optionee's employment is involuntarily terminated after a change of control, any then-outstanding options that he or she held at the time of the change of control will remain exercisable for their full remaining term, notwithstanding the termination. The options granted during 2004 to Mr. Hassan, Mr. Bertolini, and Ms. Cox are transferable in accordance with the terms of the plan.

(b) The valuation calculations are solely for purposes of compliance with the rules and regulations promulgated under the Exchange Act, and are not intended to forecast possible future appreciation, if any, of Schering-Plough's stock price. The grant date present value for the options expiring on February 22, 2014 is derived by using the Black-Scholes option pricing model with the following assumptions: the annualized dividend yield at the time of grant (1.21%); volatility of the common shares based on monthly total returns for the three years ended January 31, 2003 (26.77%); an annualized risk-free interest rate of 4.38%; and an option term of 10 years. The grant date present value for the options expiring on April 14, 2014 is derived by using the Black-Scholes option pricing model with the following assumptions: the annualized dividend yield at the time of grant (1.27%); volatility of the common shares based on monthly total returns for the three years ended March 31, 2004 (24.59%); an annualized risk-free interest rate of 4.78%; and an option term of 10 years. If the named Executive Officers should realize the grant date values shown in the table for the options listed, the equivalent value of the appreciation of all common shares of Schering-Plough outstanding on the grant date of those options would be approximately $10 billion, of which the value of the named Executive Officers' options would be 0.17%. This valuation model was not adjusted for risk of forfeiture or the vesting restrictions of the options. This valuation model does not necessarily represent the fair market value of individual options. At the expiration date, the options will have no actual value unless, and only to the extent that, the price of the common shares appreciates from the grant date to the exercise date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                             SHARES                    OPTIONS AT FY-END(A)          OPTIONS AT FY-END(A)
                           ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                        EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   -------------   -----------   -------------
Fred Hassan..............      -0-         $-0-       600,000       1,400,000     $2,070,000     $3,983,000
Robert J. Bertolini......      -0-          -0-       116,667         483,333        584,502      1,838,998
Carrie S. Cox............      -0-          -0-       150,000         750,000        357,000      1,920,000
Cecil B. Pickett.........      -0-          -0-       733,534         344,866      1,352,257        838,595
Thomas J. Sabatino,
  Jr. ...................      -0-          -0-           -0-         250,000              0        877,500

(a) Based on the difference between the closing price of common shares on the New York Stock Exchange on December 31, 2004 of $20.88 and the exercise price of the option.

LONG TERM INCENTIVE PLAN INFORMATION -- AWARDS IN LAST FISCAL YEAR

     The following tables show awards made in 2004 to the named executives under Schering-Plough's long-term incentive plans and a special one-time program. There is no assurance the named executives will receive any payout from these awards since actual payouts will be based on Schering-Plough's performance over three and five year performance periods.

Long Term Performance Share Unit Incentive Plan -- Based on Total Shareholder Return

     The awards granted under Long Term Performance Share Unit Incentive Plan provide the named executive with the right to earn units denominated in common shares based on Schering-Plough's achievement of its targeted 3-year compounded total shareholder return, and 3-year total shareholder return ranking relative to the Peer Group.

                                                                           ESTIMATED FUTURE PAYOUTS UNDER
                                                                             NONSTOCK PRICE-BASED PLANS
                                                                          --------------------------------
                                NUMBER OF   PERFORMANCE OR OTHER PERIOD   THRESHOLD     TARGET    MAXIMUM
NAME                            UNITS(A)    UNTIL MATURATION OR PAYOUT     (UNITS)     (UNITS)    (UNITS)
----                            ---------   ---------------------------   ----------   --------   --------
Fred Hassan...................   317,797         1/1/04 - 12/31/06          63,559     317,797    635,594
Robert J. Bertolini...........    91,949         1/1/04 - 12/31/06          18,390      91,949    183,898
Carrie S. Cox.................   122,034         1/1/04 - 12/31/06          24,407     122,034    244,068
Cecil B. Pickett..............    90,508         1/1/04 - 12/31/06          18,102      90,508    181,016
Thomas J. Sabatino, Jr. ......    72,035         1/1/04 - 12/31/06          14,407      72,035    144,070

(a) If Schering-Plough's performance does not meet the threshold level of performance under the plan, no payment will be earned. To the extent Schering-Plough's performance exceeds the threshold performance level under the given plan, a varying level of award up to the maximum will be earned. Once earned, the award is credited to the named executive's account under Schering-Plough's non-qualified savings plan and vests as follows: 25% as of 12/31/06, 50% as of 12/31/07, and 25% as of 12/31/08. If the named executive does not remain employed with Schering-Plough on each vesting date, the related portion of the award will not vest and will be forfeited; in the case of retirement, death, or disability occurring during the performance period, the named executive (or his/her heirs) will receive a pro-rated award; and if such event occurs after the performance period but before a vesting date, the named executive (or his/her heirs) will receive the full award. If a change of control occurs during the performance period, the named executive will be credited with a pro-rated award based on the greater of his or her target award or an award based on period-to-date performance. If the named executive remains employed for a period of two years following the change of control, or is involuntarily terminated other than for cause or terminates for good reason within two years following the change of control, he or she will be credited with an additional amount equal to 200% of target less the pro-rated award described in the preceding sentence. Dividends are accrued on target shares and reinvested on behalf of the named executive as additional stock units.

Cash Long-Term Incentive Plan -- Based on Earnings Per Share Growth

     The awards granted under the Cash Long-Term Incentive Plan provide the named executive with the right to earn a cash payment based on Schering-Plough's 3-year compounded earnings per share growth, and 3-year compounded earnings per share growth relative to the Peer Group.

                                                                       ESTIMATED FUTURE PAYOUTS UNDER
                                                                       NONSTOCK PRICE-BASED PLANS(B)
                                                PERFORMANCE OR      ------------------------------------
                                NUMBER OF     OTHER PERIOD UNTIL    THRESHOLD     TARGET       MAXIMUM
NAME                            DOLLARS(A)   MATURATION OR PAYOUT   (DOLLARS)   (DOLLARS)     (DOLLARS)
----                            ----------   --------------------   ---------   ----------   -----------
Fred Hassan...................  $5,906,250    1/1/04 - 12/31/06     $590,625    $5,906,250   $11,812,500
Robert J. Bertolini...........  $1,700,790    1/1/04 - 12/31/06     $170,079    $1,700,790   $ 3,401,580
Carrie S. Cox.................  $2,280,000    1/1/04 - 12/31/06     $228,000    $2,280,000   $ 4,560,000
Cecil B. Pickett..............  $1,666,125    1/1/04 - 12/31/06     $166,613    $1,666,125   $ 3,332,250
Thomas J. Sabatino, Jr. ......  $1,277,733    1/1/04 - 12/31/06     $127,733    $1,277,733   $ 2,555,467

(a) If Schering-Plough's performance does not meet the threshold level of performance under the plan, no payment will be earned. To the extent Schering-Plough's performance exceeds the threshold performance level under the given plan, a varying level of award up to the maximum will be earned. Once earned, the award is credited to the named executive's account under Schering-Plough's non-qualified savings plan and vests as follows: 25% as of 12/31/06, 50% as of 12/31/07, and 25% as of 12/31/08. If the named executive does not remain employed with Schering-Plough on each vesting date, the related portion of the award will not vest and will be forfeited; in the case of retirement, death, or disability occurring during the performance period,the named executive (or his/her heirs) will receive a pro-rated award; and if such event occurs after the performance period but before a vesting date, the named executive (or his/her heirs) will receive the full award. If a change of control occurs during the performance period, the named executive will be credited with a pro-rated award based on the greater of his or her target award or an award based on period-to-date performance. If the named executive remains employed for a period of two years following the change of control, or is involuntarily terminated other than for cause or terminates for good reason within two years following the change of control, he or she will be credited with an additional amount equal to 200% of target less the pro-rated award described in the preceding sentence.

(b) The target level of payment is based on the named executive's highest annual bonus target during the performance period. Amounts shown are based on the named executive's 2004 annual bonus target. Actual amounts may differ depending upon the amount of the named executive's highest annual bonus target during the 3-year performance period.

One-Time Transformational Performance Contingent Shares Grant

     The following table shows a one-time grant of Transformational Performance Contingent Shares. This special non-recurring grant was designed to provide a reward opportunity for the senior leadership team commensurate with the team's crucial role in stabilizing, repairing, turning around and transforming Schering-Plough. There is no assurance the named executives will receive any payout from these one-time awards since actual payouts will be based on Schering-Plough's performance over a 5-year period measured by Schering-Plough's achievement of its targeted 5-year compounded total shareholder return, and 5-year compounded total shareholder return relative to the Peer Group. If Schering-Plough's performance over the 5-year performance period is not in the top half of the peer group, no payment will be earned under the grant.

                                                                           ESTIMATED FUTURE PAYOUTS UNDER
                                                                             NONSTOCK PRICE-BASED PLANS
                                                      PERFORMANCE OR      --------------------------------
                                       NUMBER OF    OTHER PERIOD UNTIL    THRESHOLD     TARGET    MAXIMUM
NAME                                   UNITS(A)    MATURATION OR PAYOUT    (UNITS)     (UNITS)    (UNITS)
----                                   ---------   --------------------   ----------   --------   --------
Fred Hassan..........................   750,000     1/1/04 - 12/31/08      187,500     750,000    937,500
Robert J. Bertolini..................   250,000     1/1/04 - 12/31/08       62,500     250,000    312,500
Carrie S. Cox........................   250,000     1/1/04 - 12/31/08       62,500     250,000    312,500
Cecil B. Pickett.....................   250,000     1/1/04 - 12/31/08       62,500     250,000    312,500
Thomas J. Sabatino, Jr. .............   237,500     1/1/04 - 12/31/08       59,375     237,500    296,875

(a) To the extent Schering-Plough's performance exceeds the threshold performance level under the grant, a varying number of units of common shares up to the maximum will be earned. If the named executive remains actively employed with Schering-Plough on 12/31/08, the earned award will be credited to the named executive's account under Schering-Plough's non-qualified savings plan. Under that grant, the award will grow/diminish in value as if invested in Schering-Plough common shares (with dividends reinvested) and generally is not distributable until the year following termination of employment. In the case of death or disability during the performance period, the named executive will receive a pro-rated award. If a change of control occurs during the performance period, the named executive will be credited with a pro-rated award based on period-to-date performance. Dividends are accrued on target shares and reinvested on behalf of the named executive as additional stock units.

PENSION PLAN INFORMATION

PENSION PLAN TABLE

     The approximate total annual benefits payable upon retirement at age 65 in specified compensation and years of service classifications are shown in the following table.

                                                          YEARS OF SERVICE
                                   --------------------------------------------------------------
REMUNERATION                           15           20           25           30           35
------------                       ----------   ----------   ----------   ----------   ----------
$ 200,000........................  $   70,000   $   80,000   $   90,000   $  100,000   $  110,000
   400,000.......................     140,000      160,000      180,000      200,000      220,000
   600,000.......................     210,000      240,000      270,000      300,000      330,000
   800,000.......................     280,000      320,000      360,000      400,000      440,000
 1,000,000.......................     350,000      400,000      450,000      500,000      550,000
 1,200,000.......................     420,000      480,000      540,000      600,000      660,000
 1,400,000.......................     490,000      560,000      630,000      700,000      770,000
 1,600,000.......................     560,000      640,000      720,000      800,000      880,000
 1,800,000.......................     630,000      720,000      810,000      900,000      990,000
 2,000,000.......................     700,000      800,000      900,000    1,000,000    1,100,000
 2,200,000.......................     770,000      880,000      990,000    1,100,000    1,210,000
 2,400,000.......................     840,000      960,000    1,080,000    1,200,000    1,320,000
 2,600,000.......................     910,000    1,040,000    1,170,000    1,300,000    1,430,000
 2,800,000.......................     980,000    1,120,000    1,260,000    1,400,000    1,540,000
 3,000,000.......................   1,050,000    1,200,000    1,350,000    1,500,000    1,650,000
 3,200,000.......................   1,120,000    1,280,000    1,440,000    1,600,000    1,760,000
 3,400,000.......................   1,190,000    1,360,000    1,530,000    1,700,000    1,870,000
 3,600,000.......................   1,260,000    1,440,000    1,620,000    1,800,000    1,980,000

     The table above reflects benefits on a life annuity basis and amounts payable are not subject to Social Security or other offset. Retirement benefits under Schering-Plough's nonqualified plans are payable on an annuity basis or on a present value lump sum basis at the election of the executive. Covered compensation consists of salary and bonus which, for the named Executive Officers, is shown in the Summary Compensation Table on page 16. Benefits are calculated with reference to the highest average annual compensation (salary and bonus) for any period of 60 consecutive months during the last 120 months prior to retirement. The actual credited years of service as of March 4, 2005 are: Mr. Hassan (1 year), Mr. Bertolini (1 year), Ms. Cox (1 year), Dr. Pickett (11 years), and Mr. Sabatino (0 years).

     As described in detail on page 19, Mr. Bertolini is entitled to an additional 20 years of benefit service under Schering-Plough's supplemental executive retirement plan that will vest upon his fifth anniversary of employment with Schering-Plough. Mr. Bertolini's supplemental pension benefit will be offset by his retirement benefits from the qualified and non-qualified defined benefit pension plans of Schering-Plough and of any and all of his former employers. Employment terms that may impact Mr. Bertolini's pension benefits are described in detail on page 19 under "Mr. Bertolini's Agreement."

     Descriptions of how employment terms may impact the named Executive Officers' pension benefits are provided on page 18 under "Employment and Change of Control Arrangements."

COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for setting Schering-Plough's executive compensation policy. The four Directors who serve on the Committee are not employees of Schering-Plough and are not eligible to participate in Schering-Plough's executive compensation programs. All Committee members are independent under the New York Stock Exchange requirements and the more restrictive Schering-Plough Board Independence Standard.

  TOTAL COMPENSATION PHILOSOPHY

     The Compensation Committee's overarching goal is to develop a total compensation program for the Chief Executive Officer and other key executives that will drive business performance and transformational change at Schering-Plough. The program is designed to foster productive behaviors aligned with Schering-Plough's long-term Action Agenda, consistent with the Company's commitment to business integrity and other Leader Behaviors.

     Effective in 2004, Schering-Plough implemented a new total compensation philosophy. This new philosophy is based on guiding principles against which Schering-Plough's compensation and benefits programs will be measured. The objectives are to (1) maximize shareholder value over time, (2) reward above average execution by providing opportunities for above average rewards, (3) reward efforts that create long-term shareholder value, and (4) encourage excellence by building an ownership mentality throughout Schering-Plough.

     Under Schering-Plough's new total compensation philosophy, base salaries, annual incentives, long-term incentives, benefits and total compensation for Executive Officers and other key employees are targeted at the median of the Peer Group (as defined below), but for certain high-potential, high-performing individuals with critical skills and abilities, long-term incentives and total compensation targets may be set at or above the 75th percentile of the market.

     An important element of Schering-Plough's new total compensation philosophy is share ownership guidelines that are applicable to the Chief Executive Officer, Executive Officers and other key employees at Schering-Plough. Under the new share ownership guidelines, executives and other key employees are encouraged to acquire and maintain share holdings in Schering-Plough's stock in amounts expressed as a multiple of base salary. The guidelines provide for a five-year window period within which the share ownership is to be achieved and subjects the Chief Executive Officer, Executive Officers and other key employees to future reductions in stock option grants following the five-year window if the share ownership is not achieved. These guidelines establish a clear link between executive ownership, long-term strategic thinking and compensation programs that are tied to Company performance and the interests of the shareholders.

  TOTAL COMPENSATION PROGRAM

     Schering-Plough's executive compensation program is designed to serve the Company's broader strategic goals of profitable growth and the creation of long-term shareholder value. The program is fundamentally a pay-for-performance program designed to:

     - ensure Schering-Plough's ability to attract and retain superior executives;

     - strongly align the interests of Schering-Plough's executives with those of its shareholders; and

     - provide a compensation package that balances individual contributions and overall business results.

     From time to time, the Committee selects, and when it deems appropriate is advised by, an independent executive compensation consultant to assist in evaluating the components of the executive compensation program. The Committee also annually ratifies Schering-Plough's selection of a compensation consultant, which works with Schering-Plough's Global Human Resources professionals and also provides information to the Committee.

     In determining executive compensation for 2004, the Committee evaluated both the total compensation package and its individual elements. As part of its review, the Committee considered compensation data for companies that represent direct competitors for executive talent. The data includes information on those global research-based drug and health care companies within the peer index used in the performance graph (page 33) in the proxy statement (the "Peer Group"). In addition, in order to ensure that the Company's total compensation is appropriate for positions that are common in industries other than drug and health care, the Committee considered, without particular weighting, other general industry companies that the Committee believes are relevant to assure competitiveness of the overall compensation package.

     For 2004, an executive's total compensation consisted of four elements: base salary, an annual incentive bonus opportunity, long-term incentives and employee benefits. Due to the financial condition of the Company, and based on the recommendation from the New Chief Executive Officer, the Committee decided that no salary increases in 2004 would be awarded to the Executives named in the Summary Compensation Table. There will be no base salary catch-up action in 2005 to replace this lost compensation.

  BASE SALARY

     The Committee assessed a number of factors in fixing the salary of the Executive Officers (including those Executive Officers named in the proxy statement). Those factors include:

     - Competitive labor market position determined from market surveys

     - Level of job responsibility

     - Individual and team performance

     - Demonstration of the Company's Leader Behaviors

     The Committee also considered Schering-Plough's overall financial performance, and in the case of Executive Officers with responsibility for a particular business unit, that unit's financial results. These factors are not weighted, and the Compensation Committee bases salary increases on an assessment of the above factors.

     Each year, the Committee reviews with the Chief Executive Officer his performance ratings of the other Executive Officers and evaluates compensation levels against levels at the competitor companies. The Committee targets salaries of Schering-Plough's Executive Officers at or near the median of the salary levels at the competitor companies. However, base salaries above the median are necessary, in some cases, to attract and retain key talent. Officer performance and base salaries are also reviewed by the Committee annually.

  ANNUAL INCENTIVE BONUS

     In 2004, the shareholders approved the Schering-Plough Corporation Operations Management Team Incentive Plan. Under the terms of the plan, target annual cash incentives and specific performance criteria are established each year for Executive Officers with the actual payout based on the extent to which the performance criteria are met. Annual incentives are targeted at the median of the peer group, with above-average and superior performance resulting in actual payments above the median. Below a threshold level of performance, no awards may be granted under the plan.

     The Committee fixed specified percentages of base salary as target incentive bonus awards for the Executive Officers. The actual amount of cash incentive bonuses that the Committee may award under the Operations Management Team Incentive Plan to Executive Officers for any year is determined by a formula established by the Committee, which is based on business drivers from Schering-Plough's annual operating plan. The Committee may, in its discretion, reduce the amount of the incentive bonus award determined under the program formula. However, the Committee may not increase the amount of any incentive bonus award above the amount determined under the program formula. In no event may an incentive bonus award for any year to any covered Executive Officer exceed the maximum award specified in the incentive plan.

     For 2004, awards were based on revenue, earnings per share and individual performance. Actual earnings per share and revenue were based upon amounts reported in Schering-Plough's financial statements in its Annual Report to Shareholders, as adjusted for special unanticipated items identified by the Committee.

     In 2004, Schering-Plough did not fully meet the annual targets set forth in the pre-established formula. Accordingly, the incentive funding for the management team will be below target. Messrs. Bertolini and Sabatino will receive their target bonus in lieu of a performance-based bonus for 2004 in accordance with their employment agreements.

  LONG-TERM INCENTIVES

     The Committee believes that Schering-Plough's long-term incentives, which are primarily stock-based compensation, align the interest of Executive Officers with that of the shareholders, as any appreciation in the price of the stock will benefit all shareholders commensurately. As a result, the compensation program is designed such that at risk long-term incentive compensation, in the form of stock options, restricted stock awards, performance stock units and cash long-term incentives comprises the largest portion of total compensation package for Executive Officers.

     Stock Options -- Stock options provide executives with the opportunity to purchase common shares of the Company, increase their equity in the Company and share in the appreciation in the value of the stock. Under the 2002 Stock Incentive Plan which has been approved by shareholders, the Committee may grant stock options to Executive Officers and other key employees. Stock options are awarded with an exercise price equal to the market price at the time of grant. In determining the number of stock options to grant, the Committee relies on a valuation of stock options provided by Schering-Plough's compensation consultant using the Black-Scholes methodology as the basis for valuation.

     For 2004, the Committee granted all annual options subject to a three-year ratable vesting schedule. These options generally have a term of ten years. The actual value of any options granted will depend entirely on the extent to which Schering-Plough's common shares have appreciated in value at the time the options are exercised. This provides an incentive for executives to create wealth for the shareholders and provides rewards in proportion to the gain received by other shareholders. Schering-Plough has not repriced outstanding stock options in the past, and the Committee included a prohibition against repricing outstanding stock options without shareholder approval in the 2002 Stock Incentive Plan. In addition,

Schering-Plough has adopted a formal policy against option repricing without shareholder approval within its Corporate Governance Guidelines.

     Commitment for 2005 Regarding Indexed Options -- Schering-Plough believes traditional stock options are an important component of a competitive pay package necessary to attract and retain top executive talent.

     The Committee believes that traditional stock options have a performance component, since the options have no value unless the stock price rises. Pursuant to the terms of Schering-Plough's plans, all stock options have an exercise price equal to the fair market value at the grant date. However, Schering-Plough also understands that certain of its institutional investors favor stock options with special performance-based vesting provisions.

     As a result, the Company has committed that, starting in 2005, twenty percent of the stock options granted to senior executives will be subject to a performance-based vesting index (Indexed Options). The Committee appreciates the dialogue and information from investors.

     RESTRICTED STOCK AWARDS -- To Facilitate Employee Retention -- The Committee may also grant restricted stock awards to Executive Officers and other key employees under the 2002 Stock Incentive Plan. Under the Plan, the Committee may establish performance goals based on one or more of the following: earnings per share, return on equity, pre-tax earnings, operating profit and cash flow. Under the current restricted stock award program, the Committee designates performance goals for senior Executive Officers. If the performance goals are not fully met, then the vesting of a covered executive's restricted stock award is based on the degree to which the performance goals are achieved. The awards are assigned a dollar value based on the share price at the time the award is made. Vested award shares are distributable on the third anniversary of the date of grant, or, if sooner, upon retirement. Cash payments equivalent to the amount of dividends paid on common shares are paid on all shares of restricted stock before they are distributed or forfeited.

     PERFORMANCE STOCK UNITS -- Based on Total Shareholder Return -- Performance stock units are used to focus executives on specific long-term goals that directly impact the long-term performance of the Company. Performance stock units generally are earned at the end of a three to five year performance period based on the Company's total shareholder return and total shareholder return relative to the Peer Group over that period. The units may include an additional service requirement beyond the performance period in order to fully vest.

     CASH LONG-TERM INCENTIVES -- Based on Earnings Per Share Growth -- Cash long-term incentives are used to focus executives on specific long-term operational excellence that directly impact the long-term performance of the Company. Cash long-term incentives are earned at the end of a three year performance period based on the Company's three-year earnings per share performance and three-year earnings per share growth relative to the Peer Group over that period. The incentives also include an additional service requirement beyond the performance period in order to fully vest.

  EMPLOYEE BENEFITS

     Employee benefits offered to key executives are designed to be competitive and to provide a "safety-net" of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with Schering-Plough. In addition, senior executives are provided with other benefits mentioned in Note
(b) on page 16.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER FOR 2004

     In setting Mr. Hassan's base salary for 2004, the Committee evaluated the same factors which it considers in establishing the salary levels of the Executive Officers generally, as well as the limitations of Section 162(m) of the Internal Revenue Code relating to deductibility of certain executive compensation. In addition, the Committee considered the status of Mr. Hassan as Schering-Plough's most senior Officer, a review of the compensation for chief executive officers of peer groups, the important role he played in developing and leading the execution of the long-term Action Agenda and in representing the Company and industry to external audiences. Mr. Hassan did not receive separate compensation for serving as Chairman of the Board.

     The Committee set Mr. Hassan's base salary of $1,500,000 for 2004, which was unchanged from 2003. He also had the opportunity to earn a bonus for 2004 targeted at 125% of his base salary with an opportunity of up to 200% of his base salary. Based on the Company's financial results in 2004 and Mr. Hassan's substantial progress in stabilizing and repairing the Company, the Committee approved an incentive payout of $1,556,300 for 2004.

     In granting stock options and restricted stock awards to Mr. Hassan, the Committee took into consideration his total compensation package, competitive compensation data, the long-term nature of stock options and restricted stock awards, overall corporate financial challenges, and his role both in attaining 2004 financial and operating results and building groundwork for future performance including recruiting and integrating the senior leadership team. No particular weighting was assigned to any factor.

     In 2004, the Committee granted Mr. Hassan a stock option to purchase 1,100,000 shares and a performance restricted stock award for 200,000 shares. The Committee has certified that the performance goal (based on earnings per share) established for 2004 was satisfied. As a result, the 200,000 restricted shares will vest in full on the third anniversary of the grant date.

     The Committee awarded Mr. Hassan a one-time target grant of 750,000 performance share units under the Transformational Performance Contingent Shares Program eligible to be earned, in the range of 0% to 125% of target, on December 31, 2008 based on the Company's five-year total shareholder return and the Company's five-year total shareholder return as it relates to the peer group, or a pro-rata payment upon a change-in-control of the Company, with the same terms provided to other executive officers. The Committee also awarded Mr. Hassan a target grant of 317,797 performance share units under the Long-Term Performance Share Unit Incentive Plan eligible to be earned, in the range of 0% to 200% of target, on December 31, 2006 based on the Company's three-year total shareholder return and the Company's three-year total shareholder return as it relates to the peer group, or upon a change-in-control of the Company, with the same terms provided to other executive officers. One-quarter of the award earned would vest on December 31, 2006, one-half would vest on December 31, 2007 and the remaining one-quarter would vest on December 31, 2008.

     The Committee awarded Mr. Hassan a cash long-term incentive award with a target value of three (3) times his annual bonus target eligible to be earned, in the range of 0% to 200% of target, on December 31, 2006 based on the Company's three-year growth in earnings per share and the Company's three-year growth in earnings per share as it relates to the peer group, or upon a change-in-control of the Company, with the same terms provided to other executive officers. One-quarter of the award earned would vest on December 31, 2006, one-half would vest on December 31, 2007 and the remaining one-quarter would vest on December 31, 2008.

     The Board evaluates the performance of Schering-Plough's Chief Executive Officer at least annually based upon both Schering-Plough's financial performance and the satisfaction of established strategic and business goals.

  INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally places a limit of $1,000,000 on the amount of compensation that the Company may deduct in one year with respect to each of its five most highly paid executive officers. Certain qualifying performance-based compensation is not subject to the Section 162(m) limit. The Committee has structured the annual incentive bonus, deferred compensation and long-term equity-based compensation programs for its senior executives so that such bonuses and restricted stock awards should constitute qualifying performance-based compensation under Section 162(m). The Committee also recognizes that unanticipated future events, such as a change of control of Schering-Plough or a change in executive personnel, could result in a disallowance of compensation deductions under Section 162(m). Moreover, the Committee may from time to time award compensation that is non-deductible under Section 162(m) when, in the exercise of the Committee's business judgment, such award would be in the best interests of Schering-Plough and its shareholders.

                                          COMPENSATION COMMITTEE

                                          Richard de J. Osborne, Chairman
                                          Hans W. Becherer
                                          Patricia F. Russo
                                          Arthur F. Weinbach

                               PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 2004

                              (PERFORMANCE CHART)

The graph above assumes a $100 investment on December 31, 1999, and reinvestment of all dividends, in each of the Company's Common Shares, the S&P 500 Index, and a composite peer group of the major U.S.-based pharmaceutical companies, which are: Abbott Laboratories, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc. and Wyeth. (Warner Lambert Company and Pharmacia Corporation, which are no longer publicly traded after being acquired by Pfizer, Inc., are no longer included in the peer index.)

            PROPOSAL TWO: RATIFICATION OF DESIGNATION OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee selected Deloitte & Touche LLP (Deloitte) to audit Schering-Plough's books and accounts for the year ending December 31, 2005, and will offer a resolution at the meeting for shareholders to ratify the designation. Deloitte has been the principal auditor of Schering-Plough since Schering-Plough was formed in 1970.

     Representatives of Deloitte will be present at the meeting to respond to appropriate questions. They will have an opportunity, if they desire, to make a statement at the meeting.

     VOTE REQUIRED. The affirmative vote of a majority of the votes cast is needed to ratify the designation of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO.

  INFORMATION ABOUT FEES BILLED BY DELOITTE

     Aggregate fees billed to Schering-Plough for 2004 and 2003 by Deloitte and its affiliates are as follows:

TYPE SERVICES PROVIDED                                        2004 FEES    2003 FEES
----------------------                                        ----------   ----------
Audit Fees(1)
  Audit Services for Financial Statements...................  $5,397,500   $4,743,000
  Audit Services for Sarbanes Oxley Section 404
     Attestation............................................  $2,200,000          N/A
                                                              ----------   ----------
  Total.....................................................  $7,597,500   $4,743,000

Audit-Related Fees(2).......................................  $  902,500   $  457,500

Tax Fees(3).................................................  $  825,000   $  751,000

All Other Fees..............................................           0            0

---------------

(1) Fees for audit services for financial statements are for professional services rendered for the audit of Schering-Plough's annual financial statements, review of financial statements included in Schering-Plough's 10-Qs and services that are normally provided by the independent accountant in connection with statutory and regulatory filings and engagements.

     Fees for audit services for Sarbanes-Oxley Section 404 attestation are for services required in order for the independent auditor to provide the required report regarding the design and testing of internal controls over financial reporting, as required by the Section 404 of the Sarbanes-Oxley Act of 2002 and rules implementing such Section promulgated by the Public Company Accounting Oversight Board.

(2) Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit of the annual financial statements and the review of the financial statements in the 10-Qs such as audits of employee benefits plans, consultation on accounting and auditing matters, audits under commercial contracts and requested audits or agreed upon procedures regarding corporate matters or subsidiaries.

(3) Tax fees are for preparation of international tax returns and other services directly related to such returns. (In situations where the tax return in question has not yet been completed because it is not yet due, the work relates to the 2004 tax year and the related fees have been pre-approved but will not be billed until the tax return is completed.)

  PRE-APPROVAL PROCESS FOR WORK PERFORMED BY DELOITTE AND RELATED FEES

     The Audit Committee pre-approves all services provided by Deloitte or its affiliates and the related fees. They did so for all 2003 and 2004 services and will continue the pre-approval process in the future. The pre-approval process includes the following steps:

     - The independent auditors, Schering-Plough management and Schering-Plough counsel all confirm that the proposed services are not prohibited services by regulations of the SEC or the Public Company Accounting Oversight Board.

     - The Committee determines that neither the nature of the services provided nor the related fees would impair the independence of Deloitte.

     - Deloitte provides a written report to the Committee at least quarterly listing the services that have been pre-approved and the related fees, broken down by project and classified into categories of audit, audit-related, tax and other non-audit.

     - The Committee has specified that it will not consider for pre-approval any fees for general tax planning or tax strategy services.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors has four members. Each member is an independent Director, as independence is defined in the New York Stock Exchange listing standards, the more restrictive Schering-Plough Board Independence Standard and Rule 10A-3(b)(1) under the Exchange Act.

     The Audit Committee operates under a written Charter adopted by the Board. The Charter is attached to this proxy statement as Exhibit A and also is available on Schering-Plough's website. The Board has determined that the Committee Chairman, Arthur F. Weinbach, meets the SEC requirements for, and has designated him as, the Audit Committee Financial Expert.

     The Audit Committee is appointed by the Board to assist the Board in its oversight function by monitoring, among other things, the integrity of Schering-Plough's consolidated financial statements, the financial reporting process, the independence and performance of the independent auditors, and the performance of the corporate auditors. It is the responsibility of Schering-Plough executive management to prepare financial statements in accordance with generally accepted accounting principles and of the independent auditors to audit those financial statements. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, replace the independent auditors.

     In this context, the Audit Committee has met and held discussions with management, the independent auditors, and the corporate auditors. Management represented to the Audit Committee that Schering-Plough's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management, the independent auditors and the corporate auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     In addition, the Audit Committee has received the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) from the independent auditors and has discussed with the independent auditors the independent auditor's independence from Schering-Plough and its management. Further, the Audit Committee has considered whether the non-audit services provided by the independent auditors are compatible with maintaining the auditor's independence.

     Further, the Audit Committee periodically meets with both the corporate auditors and the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Schering-Plough's internal controls, and the overall quality of Schering-Plough's financial reporting.

     During 2004, the Audit Committee met privately with the independent auditors four times and the corporate auditors four times.

     Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and set forth in the Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Schering-Plough's 2004 10-K for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Arthur F. Weinbach, Chairman
                                          Hans W. Becherer
                                          Eugene R. McGrath
                                          Robert F. W. van Oordt

                PROPOSALS THREE AND FOUR: SHAREHOLDER PROPOSALS

     Proposals three and four are shareholder proposals. If the shareholder proponents, or representatives who are qualified under state law, are present and submit these proposals for a vote, then the proposals will be voted upon at the Annual Meeting. To make sure readers can easily distinguish between material provided by the proponents and material provided by the Company, there is a box around the material provided by the proponents.

     VOTE REQUIRED. The affirmative vote of a majority of the votes cast is required to approve the shareholder proposals.

PROPOSAL THREE

     You can obtain the name and address of the proponent by request to the Office of the Corporate Secretary. The Board's recommendation about Proposal Three is on the next page.

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                              SHAREHOLDER PROPOSAL

                       3 -- Elect Each Director Annually

RESOLVED: Shareholders request that our Directors take the necessary steps, in the most expeditious manner possible, to adopt and implement a bylaw requiring each director to be elected annually.

    I hope that this proposal can be implemented promptly with each director elected to a one-year term starting in 2006. This would be similar to the Safeway Inc. 2004 definitive proxy example.

Strong Investor Concern

    Thirty-five (35) shareholder proposals on this topic achieved an impressive 70% average supporting vote in 2004. The Council of Institutional Investors www.cii.org, whose members have $2 trillion invested, recommends adoption of this proposal topic.

    Annual election of each director would also enable shareholders to vote annually on each member of our key Audit Committee. This is particularly important because poor auditing had a key role in the $200 billion-plus combined market-value loss at Enron, Tyco, WorldCom, Qwest and Global Crossing.

Progress Begins with a First Step

      I believe that the need to take the above RESOLVED step is reinforced by viewing our overall corporate governance fitness which is not impeccable. For instance in 2004 it was reported:

    - Our board was protected by an active poison pill -- accountability concern.
    - An awesome 80% shareholder vote was required to make certain key changes -- entrenchment concern.
    - We had no Lead Director or Independent Chairman.
    - 2003 CEO pay was reported as $10 million including stock option grants.
       Source: Executive PayWatch Database,
       http://www.aflcio.org/corporateamerica/paywatch/ceou/database.cfm
    - The record 2002 FDA fine of $500 million levied against our company still remains as a serious red flag against our board -- particularly the directors with longer tenure.

    Shareholder proposal text to address some of these topics can be found on the internet and similar text can be used to submit a ballot proposal to our company for the next annual meeting.

Best for the Investor

    Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001 said: In my view it's best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.

    "Take on the Street" by Arthur Levitt

                          Elect Each Director Annually
                                    Yes on 3

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                                        37

          BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO PROPOSAL THREE

     Directors are elected for three year terms on a staggered basis under the present system rather than for one-year terms as suggested by the proposal. The present system has been in place since 1985. The Board considers this and other governance structures from time to time in light of the Company's particular circumstances. As part of its analysis the Board receives advice from outside experts who are knowledgeable about these circumstances.

     As shareholders know, the new management team is working on the Action Agenda with the goal of stabilizing and then turning around Schering-Plough. The Board believes that, in light of these challenges, the present system offers significant advantages to Schering-Plough and its shareholders as explained below.

     The Board believes a classified board structure enhances the Board's ability to negotiate the best results for the shareholders in a takeover situation. Potential acquirors would be encouraged to negotiate with the Board since it could take more than one annual meeting to effect a change in control of the Board. Therefore, this structure can provide the Board additional time to evaluate the adequacy and fairness of any takeover proposal and to consider alternative methods of maximizing shareholder value, as well as leverage in negotiating a transaction that is optimal for Schering-Plough shareholders. This advantage is particularly important at this critical time in the Action Agenda.

     The Board believes another advantage provided by the classified board structure is that at all times a majority of Directors will have specific knowledge of Schering-Plough's business. This fosters an in-depth focus on long-term strategy and other areas of oversight, as well collaborative deliberations. These advantages are also critical as the Board provides oversight of management's work on the Action Agenda.

FOR THESE REASONS, THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL THREE.

PROPOSAL FOUR
The Board's recommendation about Proposal Four is on the next page.
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                              SHAREHOLDER PROPOSAL

    This Proposal is submitted by concerned shareholders.(1)

WHEREAS:

    We as shareholders wish to minimize animal testing:

    statistics show that a majority of painful and distressing animal experiments are conducted to satisfy outdated, government-mandated testing requirements(2) and that such testing is on the rise;(3)

    the majority of animals used in regulatory testing experience pain without any pain relief;(4)

    non-animal test methods are generally cheaper, faster and more humane, than animal-based tests;

    unlike animal tests, non-animal methods have been scientifically validated and/or accepted as total replacements for the following five toxicity endpoints: skin corrosion (irreversible tissue damage), skin irritation (milder and reversible damage), skin absorption (the rate of chemical penetration), phototoxicity (an inflammatory reaction caused by the interaction of a chemical with sunlight), and pyrogencity (a fever-like reaction that can occur when certain intravenous drugs interact with the immune system);

RESOLVED, that the shareholders request that the Board:

        1. Commit specifically to using only non-animal methods for assessing skin corrosion, irritation, absorption, phototoxicity and pyrogenicity.
        2. Confirm that it is in the Company's best interest to commit to replacing animal-based tests with non-animal methods.
        3. Petition the relevant regulatory agencies requiring safety testing for the Company's products to accept as total replacements for animal-based methods, those approved non-animal methods described above, along with any others currently used and accepted by the Organization for Economic Cooperation and Development (OECD) and other developed countries.

    Supporting Statement: This Resolution is designed to harmonize the interests of sound science with the elimination of animal-based test methods where non-animal methodologies exist. It seeks to encourage the relevant regulatory agencies to join their peers in accepting validated in vitro and other non-animal test methods. It will not compromise consumer safety or violate applicable statutes and regulations.

    Further, this Resolution commits the Company to end animal testing for five specific endpoints in favor of valid non-animal methods. These include the 3T3 Neutral Red Uptake Phototoxicity Test, human skin equivalent tests for corrosivity, and a human blood-based test for pyrogenicity, all of which have been successfully validated through the European Centre for the Validation of Alternative Methods.(5) Several non-animal methods have also been adopted as Test Guidelines by the OECD(6) (an alliance of 30 member countries including the US, EU, Japan, Canada and Australia). Regulatory agencies in OECD member countries are not at liberty to reject data from non-animal tests for skin corrosion, skin absorption and phototoxicity where such data have been generated in accordance with an OECD Test Guideline.

    We urge shareholders to support this Resolution.

---------------
(1) The proponents are: Chicago Exhibitors Corporation, Stablecott Properties Ltd; Claude Brunet Associes Inc., Michele Lacroix Associes, Benjamin Stein, and Joan Trombetta.
(2) CCAC Animal Use Survey -- 2001:
    http://www.ccac.ca/english/FACTS/Facframeaus2001.htm.
(3) Statistics of Scientific Procedures on Living Animals -- Great
    Britain -- 2002.
    http://www.official-documents.co.uk/document/cm58/5886/5886.htm
(4) CCAC Animal Use Survey 2001.
(5) ECVAM website: http://ecvam.jrc.jt
(6) OECD test
guidelines:
http://www.oecd.org/document/22/0_2340.en_2649_34377_1916054_1_1_1_1.00.html

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                                        39

          BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO PROPOSAL FOUR

     Schering-Plough is a global science-based health care company with leading prescription, consumer and animal health products. Through internal research and collaborations with partners, Schering-Plough discovers, develops, manufactures and markets advanced drug therapies to meet important medical needs.

     Schering-Plough has long followed an Animal Research Care and Use Policy that includes a commitment to identifying, developing and using alternatives to laboratory animal testing whenever possible. Further, the Policy provides that when animal testing is needed, Schering-Plough is committed to standards of humane and responsible animal care set forth by both government and private agencies.

     Schering-Plough believes implementation of the proposal would be inconsistent with our commitment to doing all we can do to save the lives and improve the health of the patients -- both people and animals -- who use our products.

THE BOARD RECOMMENDS A VOTE AGAINST PROPOSAL FOUR.

                           CONTACTS FOR SHAREHOLDERS

     Schering-Plough is interested in shareholders' questions and comments. Corporate officers serve as liaisons to learn from shareholders and to share that information with senior management and the Board. Shareholders are asked to use the contacts noted below to ensure that the information is conveyed to senior management and the Board.

     Issues regarding the Schering-Plough's business, financial matters or stock performance should be directed to the Investor Relations Department as follows:

     Investor Relations Department
     Schering-Plough Corporation
     2000 Galloping Hill Road
     Mail Stop: K-1-4 4275
     Phone: 908-298-7436
     Fax: 908-298-7082

     Issues regarding Schering-Plough's corporate governance or social issues that impact Schering-Plough should be directed to the Office of the Corporate Secretary, as follows:

     Office of the Corporate Secretary
     Schering-Plough Corporation
     2000 Galloping Hill Road
     Mail Stop:K-1-4 4525
     Phone: 908-298-3636
     Fax: 908-298-7303

     One example of Schering-Plough's interaction with shareholders about corporate governance matters during 2004 is transparency about political contributions. During 2004, certain of Schering-Plough's religious investors, including the Adrian Dominican Sisters, communicated that they would find information valuable about how Schering-Plough determines to make political contributions, what contributions it has made and to confirm the Board's oversight of these matters. After consideration, Schering-Plough determined that it will post information on the Corporate Responsibility section of its website at www.schering-plough.com, in a new section titled "Participation in the Political Process" and also held a meeting in 2005 with the religious investors on this and other topics of interest.

     Another example is dialogue and information provided in 2003 to Donald L. Miller, who was Chairman of the Compensation Committee at the time, and Schering-Plough executives in meetings with CalPERS regarding executive compensation metrics and to executives meeting with Amalgamated Bank LongView Collective Investment Fund regarding performance-based stock options. These interactions were helpful in the compensation plan design, including the indexed stock options described in the Compensation Committee Report.

          SHAREHOLDER PROPOSALS FOR INCLUSION IN 2006 PROXY STATEMENT

     Schering-Plough encourages shareholders to contact the Office of the Corporate Secretary prior to submitting a shareholder proposal or any time they have concerns about Schering-Plough. At the direction of the Board and the Chairman and Chief Executive Officer, that Office acts as the corporate governance liaison to shareholders.

     If any shareholder intends to present a proposal for consideration at the 2006 Annual Meeting of Shareholders, such proposal must be received by Schering-Plough not later than November 14, 2005 for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in Schering-Plough's proxy statement for such meeting. Such proposal also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in Schering-Plough-sponsored proxy materials. Shareholder proposals are required to be submitted to the Office of the Corporate Secretary at the above address in order to allow the Company to identify the proposal as being subject to Rule 14a-8 and to respond in a timely manner.

      OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT 2006 ANNUAL MEETING

     The By-laws of Schering-Plough provide a formal procedure for bringing business before the Annual Meeting. A shareholder proposing to present a matter before the 2006 Annual Meeting is required to deliver a written notice to the Secretary of Schering-Plough, no earlier than December 27, 2005 and no later than January 26, 2006. In the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year's Annual Meeting, the notice must be delivered to the Secretary of Schering-Plough, not earlier than the 120th day prior to the Annual Meeting and not later than the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Schering-Plough. The notice must contain a brief description of the business desired to be brought, the reasons for conducting such business, the name and address of the shareholder and the number of shares of Schering-Plough's stock the shareholder beneficially owns, and any material interest of the shareholder in such business. If these procedures are not complied with, the proposed business will not be transacted at the Annual Meeting. Such By-law provisions are not intended to affect any rights of shareholders to request inclusion of proposals in Schering-Plough's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Pursuant to Rule 14a-4 under the Exchange Act, if a shareholder notifies Schering-Plough after January 27, 2006 of an intent to present a proposal at Schering-Plough's 2006 Annual Meeting of Shareholders (and for any reason the proposal is voted upon at that Annual Meeting), Schering-Plough's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

                         DIRECTOR NOMINATION PROCEDURES

     The Nominating and Corporate Governance Committee will consider shareholder recommendations for Directors. Shareholder recommendations must be forwarded by the shareholder to the Secretary of Schering-Plough with biographical data about the recommended individual.

     The By-Laws of Schering-Plough provide the formal procedure for nominations by shareholders of Director candidates. A shareholder intending to make such a nomination is required to deliver to the Secretary of Schering-Plough, not less than 30 days prior to a meeting called to elect Directors, a notice with the name, age, business and residence addresses and principal occupation or employment of, and number of shares of stock of Schering-Plough beneficially owned by, such nominee, such other information regarding the nominee as would be required in a proxy statement prepared in accordance with the proxy rules of the Securities and Exchange Commission, and a consent to serve, if elected, of the nominee. A nomination not made in accordance with this procedure would be void.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with the recommendation of the Board of Directors as to such matters, or if no recommendation is made by the Board, then in accordance with their best judgment pursuant to the authority granted in the proxy.

             COMPLIANCE WITH CORPORATE GOVERNANCE LISTING STANDARDS

     The Company submitted an unqualified certification to the NYSE in 2004 regarding the Company's compliance with the NYSE corporate governance listing standards.

                            SOLICITATION OF PROXIES

     Schering-Plough has retained Georgeson Shareholder Communications, Inc. to solicit proxies for a fee of $15,000, plus reasonable out-of-pocket expenses. Solicitation of proxies will be undertaken through the mail, in person and by internet and may include solicitation by officers and employees of Schering-Plough. Costs of solicitation will be borne by Schering-Plough.

                                          By Order of the Board of Directors

                                          Susan Ellen Wolf
                                          Corporate Secretary

                                   EXHIBIT A
                          SCHERING-PLOUGH CORPORATION
                                AUDIT COMMITTEE

                               ------------------

                                    CHARTER

PURPOSE

     The Committee is appointed by the Board of Directors to assist the Board in its oversight function by monitoring the following:

          1. integrity of the Company's financial statements,

          2. independent auditors' qualifications and independence,

          3. performance of the Company's corporate audit function and independent auditors, and

          4. compliance by the Company with legal and regulatory requirements.

     It is the responsibility of executive management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the independent auditors to audit those financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles.

     The Audit Committee and the other Committees of the Board will coordinate their compliance and risk oversight efforts to the extent necessary or appropriate to ensure the complete and proper exchange of information.

MEMBERSHIP

     The Committee shall be comprised of at least three Directors. Members shall be appointed, and may be removed by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

     The Committee shall meet the independence, financial literacy and expertise requirements of the New York Stock Exchange, the requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission ("SEC").

     Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

MEETINGS AND OPERATION

     The Committee shall meet at least quarterly, and more frequently as it may determine advisable in light of its responsibilities as set forth in this Charter. The Committee Chair sets the agenda for each meeting and determines the length and frequency of meetings.

     The Committee shall meet periodically, and at a minimum four times per year, in separate executive sessions with management, the internal auditors and the independent auditor. The Committee may request any officer or employee of the Company, outside counsel or the independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine how to best operate, including whether to delegate any responsibilities to subcommittees.

     The Committee shall operate in full compliance with the New York Stock Exchange requirements for audit committees and other applicable laws and regulations.

INDEPENDENT AUDITOR

     The independent auditor shall report directly to the Committee. The Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

RESPONSIBILITIES

     In carrying out its purposes, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its purposes, the following should be considered within the responsibilities and authority of the Committee:

          1. Select Independent Auditors. Select the independent auditors annually.

          2. Matters Concerning the Independence of Independent
     Auditors. Review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board take appropriate action in response to the disclosures to satisfy itself of the independence of the independent auditors.

          Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

          Set policies for the Company's hiring of employees or former employees of the independent auditor.

          Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

          3. Review Quality Control Process of Independent Auditor. Obtain and review a report from the independent auditor at least annually regarding
     (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Present the conclusions of its review with respect to the independent auditors to the Board.

          4. Review Audit Plan. Review with the independent auditors their plans for, and the scope of, their annual audit.

          5. Conduct of Audit. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work and management's response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

          6. Review Audit Results. Review with the independent auditors the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, and the reports of their reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 100.

          7. Review Annual Financial Statements. Review and discuss with management and the independent auditors the audited financial statements and the disclosures to be made in management's discussion and analysis. Recommend to the Board whether the audited financial statements should be included in the 10-K.

          8. Review Quarterly Financial Results. Review and discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information. Review with management generally the types of financial information and presentation to be provided to analysts and rating agencies, including whether earnings guidance will be provided.

          9. Review Quarterly Financial Statements. Review and discuss with management and the independent auditor the quarterly financial statements and the disclosures to be made in the MD&A prior to filing the 10-Q. Discuss with the independent auditors their review of the quarterly financial statements.

          10. Financial Reporting Issues and Judgments; Related
     Matters. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

     Review and discuss quarterly reports from the independent auditors on:

             (a) All critical accounting policies and practices to be used.

             (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

             (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

             (d) Reports and disclosures of any insider or affiliated party transactions.

          Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

          Discuss with management and the independent auditor any correspondence or published report which raises material issues regarding the Company's financial statements or accounting policies that is issued by the U.S. Securities and Exchange Commission or the New York Stock Exchange or other governmental agencies.

          11. Review Corporate Audit Program. Review annually with the senior corporate auditing executive the budget, staffing and proposed scope of the corporate auditing department activities. Review annually the results of the corporate audit activities.

          Review the appointment and replacement of the senior corporate auditing executive.

          Approve a matrix for the timing and scope of reporting by Corporate Audit to the Committee and the Business Practices Oversight Committee (in consultation with the Chair of that Committee); receive and review reports to the Committee pursuant to such matrix from the senior corporate auditing executive.

          12. Complaints regarding Accounting and Auditing Matters. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          13. Review Systems of Internal Controls Over Financial
     Reporting. Review with management, the senior corporate auditing executive and the independent auditors the adequacy of the Company's internal controls over financial reporting that could significantly affect the Company's financial statements.

          Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls over financial reporting. Review and discuss with the Chief Financial Officer, the senior Corporate Audits executive and the independent accountants the Company's report on internal controls over financial reporting and the auditors attestation relating thereto, prior to such documents being included in the 10-K.

          14. Securities Exchange Act of 1934. Obtain assurance from the independent auditor that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

          15. Legal, Compliance and Risk Management Matters.

        - At least annually, the Committee or its Chair will meet with the Business Practices Oversight Committee or its Chair to review compliance and risk matters, including material reports or inquiries received from governmental agencies and material litigation. When such meetings are held by the Committee Chair, he or she will report on such meetings to the full Committee.

        - Review with the Company's General Counsel legal matters that may have a material impact on the financial statements and legal and compliance matters that involve financial reporting or SEC compliance.

        - Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

          16. Prepare Proxy Statement Report. Prepare the report of the Committee required by the rules of the SEC to be included in the Company's annual proxy statement.

          17. Review Other Matters. Review such other matters in relation to the accounting, auditing, financial reporting and related compliance practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

          18. Board Reports. Regularly report its activities to the Board in such manner and at such times as it deems appropriate. The Committee shall review with the Board any issues that arise with respect to the quality or integrity of Schering-Plough's financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the corporate auditors.

          19. Review Committee Performance. Annually review its own performance.

          20. Review Charter. Review and reassess the adequacy of this Charter annually and submit it to the Nominating and Corporate Governance Committee and the Board for approval.

ADVISORS

     The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

FUNDING FOR INDEPENDENT AUDITORS AND ADVISORS

     The Company shall provide for appropriate funding, as determined by the Committee, for payment of:

     - compensation to the independent auditor for the purpose of rendering or issuing an audit report and for any other services approved by the Committee,

     - compensation for any other advisors retained by the Committee, and

     - ordinary administrative expenses that are necessary or appropriate in carrying out the Committee's duties.

                    AUDIT COMMITTEE CHARTER REFERENCE SHEET:

1.  INDEPENDENCE STANDARDS BOARD STANDARD NO. 1

     Under ISB Standard No. 1, at least annually, an auditor must (1) disclose to the audit committee, in writing, all relationships between the auditor and its related entities that in the auditors' professional judgment may reasonably be thought to bear on independence, (2) confirm in the letter that, in its professional judgment, it is independent of the company, and (3) discuss the auditors' independence with the audit committee.

2.  STATEMENT ON ACCOUNTING STANDARDS NOS. 61, 89 AND 90

     SAS Nos. 61, 89 and 90 requires an independent auditor to communicate to the audit committee matters related to the conduct of the audit such as the selection of and changes in significant accounting policies, the methods used to account for significant unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit, and disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

3.  STATEMENT ON ACCOUNTING STANDARDS NO. 100

     SAS No. 100 requires an independent auditor to be satisfied that any significant matters identified as a result of interim review procedures have been brought to the attention of the audit committee, either by management or the auditor. If it is not possible for the auditor to make such communications prior to the filing, they should be made as soon as practicable thereafter.

4.  SECTION 10A(B) OF SECURITIES EXCHANGE ACT OF 1934

     Section 10A(b) of the Securities Exchange Act of 1934, which is part of the Private Securities Litigation Reform Act of 1995, requires an independent auditor to inform management of, and assure that the audit committee is adequately informed with respect to, illegal acts that have come to the attention of the auditors in the course of their audits.

                                                                       EXHIBIT B

                          SCHERING-PLOUGH CORPORATION
                 NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

                               ------------------

                                    CHARTER

PURPOSE

     The Committee is appointed by the Board to:

          1. Assist with Board structure, function and composition including:

             a. identifying individuals qualified to become Board members, and

             b. recommending to the Board Director nominees for the next annual meeting of shareholders

          2. Assist with Committee structure, function and composition including:

             a. recommending Committee assignments for Directors, and

             b. recommending Committee Charters to each Committee and to the Board for approval.

        3. Develop and recommend the Company's Corporate Governance Guidelines to the Board for approval.

          4. Recommend Director compensation.

COMMITTEE MEMBERSHIP

     The Committee shall be comprised of at least three Directors. Members shall be appointed, and may be removed, by the Board.

     Each member of the Committee shall be independent in accordance with the requirements of the New York Stock Exchange.

MEETINGS AND OPERATION

     The Committee shall meet at least three times a year, or more frequently as may determine advisable in light of its responsibilities as set forth in this Charter. The Committee Chair sets the agenda for each meeting and determines the length and frequency of meetings.

     The Committee may request any officer or employee of the Company, outside counsel or consultant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine how to best operate, including whether to delegate any responsibilities to subcommittees.

     The Committee shall operate in full compliance with the New York Stock Exchange requirements for nominating and governance committees and any other applicable laws and regulations.

COMMITTEE RESPONSIBILITIES

     In carrying out its purpose, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no

"blueprint" to be followed by the Committee in carrying out its purpose, the following should be considered within the responsibilities and authority of the
Committee:

          1. Director Recruitment. Seek individuals qualified to become Directors for recommendation to the Board.

          2. Criteria for Selecting Directors. Recommend the Board's criteria for selecting Directors and recommend that the criteria be reflected in the Corporate Governance Guidelines.

             a. A majority of Directors are independent, as required by the New York Stock Exchange and the Company's Corporate Governance Guidelines.

             b. The Board represents a diversity of expertise in areas needed to foster Schering-Plough's business success including science, finance, marketing, international affairs and public service.

             c. The Board represents a diversity of personal characteristics, including gender and race.

             d. The size and composition of the Board lends itself to efficient operation.

             e. Outside Directors retire on the date of the annual meeting of shareholders when they are age 72.

             f. Outside directors offer to resign, and are re-evaluated, when they have changes in employment or board memberships and committee assignments at other companies.

          3. Nominees. Recommend to the Board nominees for Director to be elected at the annual meeting. Consider nominees suggested by shareholders in accordance with the Company's By-Laws.

          4. Committee Assignments. Recommend Committee assignments, within the following guidelines:

             a. The independence requirements of New York Stock Exchange and the Company's Corporate Governance Guidelines.

             b. Other legal and regulatory considerations, including Rule 16b-3 and Section 162(m).

             c. Expertise and diversity characteristics appropriate for each Committee.

             d. Size and composition lending itself to efficient operation of each Committee.

     Develop and follow a process for reconsideration of Committee assignments.

          5. Independence Assessments and Director Conflicts of
     Interest. Recommend an independence standard to the Board. Assist the Board with independence assessments of individual Directors. Recommend policies regarding the conduct of business between the Company and any Director, his/her affiliates and other Director conflict of interest matters.

          6. Director Compensation. Conduct an annual assessment of non-management Director compensation and benefits.

          7. Corporate Governance Guidelines. Review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

          8. Board Performance Process. Recommend the scope of the annual Board performance assessment, including whether the performance of individual Directors will be assessed in addition to the assessment of the performance of the Board as a group. Receive comments from all Directors and report annually to the Board with an assessment of the Board's performance, to be discussed with the full Board following the end of each fiscal year.

          Assess actions to be taken with respect to a Director, if any, when he or she is unable to perform the duties required of Directors and make appropriate recommendations to the Board.

          9. Reports to the Board. Regularly report its activities to the Board in such manner and at such times as it deems appropriate.

          10. Review Committee Performance. Annually review its own performance.

          11. Review Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

ADVISORS

          1. Director Search Consultants. The Committee shall have sole authority to retain and terminate any search firm to be used to identify Director candidates, including sole authority to approve such search firm's fees and other retention terms.

          2. Director Compensation Consultants. The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Director compensation and shall have the authority to approve the consultant's fees and other retention terms.

          3. Legal, Accounting and Other Consultants. The Committee shall have authority to obtain advice and assistance from in-house or outside legal, accounting and other advisors.

          4. Funding. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the consultants and advisors retained by the Committee.

                                                                       EXHIBIT C

                          SCHERING-PLOUGH CORPORATION
                             COMPENSATION COMMITTEE

                               ------------------

                                    CHARTER

PURPOSE

     The Committee is appointed by the Board of Directors to discharge the Board's responsibilities relating to compensation of the Company's officers and to assist the Board with the approval of equity compensation plans. The Committee has overall responsibility for approving and evaluating the officer compensation plans, policies and programs for the Company. The Committee also assures that the Company has established an appropriate governance structure for the Company's employee benefit plans.

MEMBERSHIP REQUIREMENTS

     The Committee shall be comprised of at least three Directors. Members shall be appointed and may be removed by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

     Each member of the Committee shall be independent in accordance with the requirements of the New York Stock Exchange.

MEETINGS AND OPERATION

     The Committee shall meet at least three times a year, or more frequently as it may determine advisable in light of its responsibilities as set forth in this Charter. The Committee Chair sets the agenda for each meeting and determines the length and frequency of meetings.

     The Committee may request any officer or employee of the Company, outside counsel or consultants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine how to best operate, including whether to delegate any responsibilities to subcommittees.

     The Committee shall operate in full compliance with the New York Stock Exchange requirements for compensation committees and any other applicable laws and regulations.

COMMITTEE RESPONSIBILITIES

     In carrying out its purpose, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its purpose, the following should be considered within the responsibility and authority of the Committee:

          1. Executive Compensation.

             a. The Committee shall review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

             b. As part of the determination of the CEO's compensation, the Committee shall, after receiving input from the full Board, annually review the CEO's performance in light of corporate goals and objectives and set the CEO's compensation levels based on this evaluation.

             c. The Committee shall, after receiving input from the full Board, annually review and approve, for the CEO and the senior executives of the Company:

        - corporate goals and objectives relevant to compensation,

        - compensation levels and the mix of compensation instruments, including short-term and long-term incentive awards (and in making this determination, the Committee shall consider the Company's performance and relative shareholder return, the value of similar compensation instruments at comparable companies and the value of awards to such executive in past years),

        - the annual base salary level,

        - the annual incentive opportunity level,

        - the long-term incentive opportunity level,

        - employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and

        - any special or supplemental benefits.

          2. Report for Proxy Statement. Produce the annual report on executive compensation as required to be included in the Company's proxy statement in accordance with Securities and Exchange Commission regulations.

          3. Plans. Review and make recommendations to the Board and the shareholders regarding equity-based and incentive plans. Administer or approve administration of equity-based and incentive plans. Determine the Company's policy regarding deductibility of compensation under Section 162m of the Internal Revenue Code. Determine that the Company has established an appropriate governance structure for the employee benefit plans of the Company and its affiliates.

          4. Management Performance Process. Oversee the annual management performance assessment.

          5. Reports to the Board. Regularly reports its activities to the Board in such manner and at such times as it deems appropriate.

          6. Review Committee Performance.  Review annually its own performance.

          7. Review Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Nominating and Corporate Governance Committee and the Board.

ADVISORS

          1. Executive Compensation Consultants. The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or senior executive compensation and shall have sole authority to approve the consultant's fees and other retention terms.

          2. Legal Accounting and Other Advisors. The Committee shall have authority to obtain advice and assistance from in-house or outside legal, accounting and other advisors.

          3. Funding. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the consultants and advisors retained by the Committee.

                                                                       EXHIBIT D

                          SCHERING-PLOUGH CORPORATION
                     BUSINESS PRACTICES OVERSIGHT COMMITTEE

                               ------------------

                                    CHARTER

PURPOSE

     The Committee will assist the Board in the oversight of:

     - The Company's non-financial compliance systems and practices and related management activities, including Good Manufacturing Practices.

     - Systems for compliance with the Company's Standards of Global Business Practices.

     - Regulatory and government affairs and developments regarding material litigation and investigations involving compliance with laws and regulations.

     The Business Practices Oversight Committee and the other Committees of the Board will coordinate their compliance and risk oversight efforts to the extent necessary or appropriate to ensure the proper exchange of information.

MEMBERSHIP REQUIREMENTS

     The Committee shall consist of no fewer than three members. Members shall be appointed and may be removed by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

MEETINGS AND OPERATION

     The Committee shall meet at least three times a year, or more frequently as it may determine advisable in light of its responsibilities as set forth in this Charter. The Committee Chair sets the agenda for each meeting and determines the length and frequency of meetings.

     The Committee may request any officer or employee of the Company, outside counsel or the non-financial auditors or consultants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine how to best operate, including whether to delegate any responsibilities to subcommittees.

     The Committee shall operate in full compliance with applicable laws and regulations.

COMMITTEE RESPONSIBILITIES

     In carrying out its purpose, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its purpose, the following should be considered within the responsibilities and authority of the Committee:

          1. Review of Policies and Systems regarding Compliance with Laws, Regulations and Standards of Global Business Practices. Review and assess the adequacy of the Company's policies and systems designed to obtain compliance with laws and regulations and the Company's Standards of Global Business Practices; receive reports relating to all significant compliance areas; and meet periodically with the Company's management, compliance officers, General Counsel, Corporate Audits, and outside advisors, as appropriate, to review:

             (a) the components of the Company's compliance programs and how those programs are communicated to employees,

             (b) the results of any audits of those compliance programs,

             (c) any compliance issues, problems or trends identified by those compliance programs or audits,

             (d) the steps taken to address any significant violations of those compliance programs,

             (e) the resources allocated to those compliance programs, and

             (f) significant reports or inquiries received from governmental agencies, and any material litigation or investigations involving the Company's compliance with any law or regulation.

          2. Good Manufacturing Practices. Review periodic reports on Good Manufacturing Practices and the Company's compliance with the Consent Decree with the Food and Drug Administration entered May 17, 2002.

          3. Non-Financial Risk Management Matters. Discuss with management the Company's major non-financial risk exposures and the steps management has taken to monitor and control such risk exposures, including the Company's risk assessment and risk management policies.

          4. Reports. Regularly report its activities to the Board at such times and in such manner as it deems appropriate. At least annually, the Committee or its Chair will meet with the Audit Committee or its Chair to review compliance and risk matters, including material reports or inquiries received from governmental agencies and material litigation.

          5. Review Committee Performance.  Annually review its own performance.

          6. Review Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Nominating and Corporate Governance Committee and the Board.

ADVISORS

     The Committee shall have authority to obtain advice and assistance from in-house or outside legal, accounting and other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the advisors.

COMMITTEE ROLE

     The Committee has the responsibilities set forth in this Charter, but its role is one of oversight. While the Committee shall attempt in good faith to assure the integrity and adequacy of the Company's non-financial compliance systems and practices, it is not the responsibility of the Committee to assure compliance with laws or the Company's Standards of Global Business Practices. That is the responsibility of management.

                                                                       EXHIBIT E

                          SCHERING-PLOUGH CORPORATION
                               FINANCE COMMITTEE

                               ------------------

                                    CHARTER

PURPOSE

     The Committee shall assist the Board of Directors in the general oversight for the Company's strategic plans for capital structure, financial and treasury matters.

MEMBERSHIP

     The Committee shall be comprised of at least three Directors. Members shall be appointed, and may be removed, by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

MEETINGS AND OPERATION

     The Committee shall meet at least twice a year, and more frequently as it may determine advisable in light of its responsibilities as set forth in this Charter. The Committee Chair sets the agenda for each meeting and determines the length and frequency of meetings.

     The Committee may request any officer or employee of the Company, outside counsel or consultants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine how to best operate, including whether to delegate any responsibilities to subcommittees.

ACTIVITIES

     In carrying out its function, the Committee may undertake such activities as it deems necessary or useful, which may include:

          1. Capital Structure. Receiving reports from management about the current capital structure and proposed changes to the capital structure.

          2. Dividend Policy. Reviewing analyses from management about the dividend policy of the Company and making recommendations to the Board of Directors.

          3. Financing Activities. Reviewing analyses from management about proposed financing strategies and report to the Board of Directors.

          4. Capital Expenditures. At the request of the Board, review specific projects proposed by management.

          5. Benefit Plan Funding Matters. Reviewing reports from management concerning the funding requirements for the Company's employee benefit plans.

          6. Insurance. Reviewing the Company's insurance coverage and the related costs.

          7. Board Reports. Regularly report its activities to the Board in such manner and at such times as it deems appropriate.

          8. Review Committee Performance.  Review annually its own performance.

          9. Review Charter. Review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Nominating and Corporate Governance Committee and the Board.

ADVISORS

     The Committee shall have authority to obtain advice and assistance from in-house or outside legal, accounting and other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the advisors.

COMMITTEE ROLE

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to manage or execute the Company's capital structure, financial or treasury operations, which is the responsibility of management.

                                                                       EXHIBIT F

                          SCHERING-PLOUGH CORPORATION
                              EXECUTIVE COMMITTEE

                               ------------------

                                    CHARTER

PURPOSE

     The Committee shall assist in the oversight of specified matters as delegated by the Board and to the extent permitted by law and the Company's By-Laws in the intervals between Board meetings.

MEMBERSHIP

     The Committee shall be comprised of at least three Directors. Members shall be appointed, and may be removed, by the Board upon the recommendation of the Nominating and Corporate Governance Committee. The Chief Executive Officer shall be a member of the Executive Committee ex officio.

MEETINGS AND OPERATION

     The Committee shall meet as necessary. The Committee shall determine how to best operate. The Committee Chair sets the agenda for each meeting and determines the length and frequency of meetings.

     The Committee may request any officer, employee of the Company, outside counsel or consultants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     Board Reports. Report its activities at any meeting to the Board at the next Board meeting and at such other times and in such manner as it deems appropriate.

     Review Committee Performance.  Review periodically its own performance.

     Review Charter. Review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Nominating and Corporate Governance Committee and the Board.

ADVISORS

     The Committee shall have authority to obtain advice and assistance from in-house or outside legal, accounting and other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the consultants.

                                                                       EXHIBIT G

                          SCHERING-PLOUGH CORPORATION
                              CORPORATE GOVERNANCE
                                   GUIDELINES

                               ------------------

     Schering-Plough Corporation is committed to the patients who use our products -- through the innovative discovery, development and marketing of new therapies and treatment programs that can improve their health and extend their lives -- while providing solid long-term performance to shareholders. Schering-Plough has long recognized good corporate governance as one key to achieving its commitment, first adopting its Statement of Corporate Director Policies in 1971, which among other things required that a majority of the Board be independent.

     Schering-Plough's Vision is "TO EARN TRUST EVERY DAY." These Corporate Governance Guidelines are fundamental to achieving our mission.

BOARD COMPOSITION AND DIRECTOR QUALIFICATIONS.

     Directors are recommended for nomination by the Nominating and Corporate Governance Committee and are nominated by the full Board. The Nominating and Corporate Governance Committee annually assesses the needs of the Board and recommends the criteria for selecting new Directors. All nominees must meet the following minimum criteria for Directors:

          1. Nominees have the highest ethical character and share the values of Schering-Plough as reflected in the Leader Behaviors: shared accountability and transparency, cross-functional teamwork and collaboration, listening and learning, benchmark and continuously improve, coaching and developing others and business integrity.

          2. Nominees are highly accomplished in their respective field, with superior credentials and recognition.

          3. The majority of Directors on the Board are required to be independent as required by the New York Stock Exchange listing standards and the more restrictive Schering-Plough Board Independence Standard set forth below.

          4. Nominees are selected so that the Board of Directors represents a diversity of expertise in areas needed to foster Schering-Plough's business success, including science, medicine, finance, manufacturing, technology, commercial activities, international affairs and public service. Nominees are also selected so that the Board of Directors represents a diversity of personal characteristics, including gender, race, ethnic origin and national background.

          5. Nominees must indicate they have the time and commitment to provide energetic and diligent service to Schering-Plough. New Directors should be willing and able to serve at least one three-year term prior to the mandatory retirement age of 72.

     The Nominating and Corporate Governance Committee considers shareholder nominees for Director and bona fide candidates for nomination that are submitted by other third parties. Directors offer to resign, and are re-evaluated, when they have changes in employment or Board memberships at other companies. Directors notify the Chair of the Nominating and Corporate Governance Committee in advance of a change in their Committee assignments at other companies.

SCHERING-PLOUGH BOARD INDEPENDENCE STANDARD.

     If a Director is to be classified as independent, he or she must meet the independence requirements in the New York Stock Exchange corporate governance listing standards and the following, more restrictive categorical standard, called the "Schering-Plough Board Independence Standard":

          1. A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, Schering-Plough for property which, in any single fiscal year, exceeds the greater of $500,000 or 2% of such other company's consolidated gross revenues, is not "independent" until three years after falling below such threshold.

          2. Directors are independent of any particular constituency and are able to represent all shareholders of Schering-Plough.

          3. In the event that a Director is an executive officer or an employee, or his/her immediate family member is an executive officer, of a charitable organization that receives payments from Schering-Plough which, in any single fiscal year, exceed the greater of $500,000 or 2% of the charitable organization's gross revenues, such payments will be disclosed in the proxy statement.

          4. A Director who was, or whose immediate family member was:

             a. an executive officer of Schering-Plough, or

             b. affiliated with or employed by the independent auditor, or

             c. an executive officer of another company where any of Schering-Plough's current executives serve on that company's compensation committee will not be independent until four years after the end of such relationship.

     In this Standard, "immediate family" shall have the meaning provided in the New York Stock Exchange corporate governance listing standards (general commentary to Section 303A.02(b)).

     All Audit Committee members must meet the above Standard plus the additional independence requirements in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

     Board Function and Director Responsibilities. The Chairman sets the agenda for Board meetings, in consultation with Committee chairs and other Directors as appropriate. The frequency and length of meetings is determined based upon the business to be conducted. The non-management Directors hold regularly scheduled executive sessions and additional unscheduled executive sessions as desired. A non-management Director chairs the executive sessions.

     Advance materials are provided before meetings.

     The Board takes an active role with senior management regarding strategic planning and business development. All members of senior management participate in portions of meetings of the Board and Committees. Upon request, Directors have access to any employee of Schering-Plough and any of Schering-Plough's information.

     There is an orientation program for new Directors. Ongoing Director education about issues facing Schering-Plough and the industry is provided as needed.

     The Board retains outside advisors as it deems appropriate.

     Committee Composition and Function. The Nominating and Corporate Governance Committee recommends to the Board the optimal structure and functions of the standing Committees of the Board, as well as individual Committee assignments. The following standing Committees are comprised solely of independent Directors:

     - Audit Committee,

     - Compensation Committee, and

     - Nominating and Corporate Governance Committee.

     The Board has three other standing Committees: the Business Practices Oversight Committee, the Finance Committee and the Executive Committee.

     Each Committee has a charter. The Chair of each Committee sets the agenda and determines the frequency and length of meetings. Each Committee holds executive sessions as required and more frequently as the Committee determines.

     Each Committee retains outside advisors as it deems appropriate.

     Board Compensation. Each Director is required to own a minimum of 5,000 shares of Schering-Plough common stock (provided that new Directors shall have three years from the date they are elected to the Board to reach the required minimum). The Nominating and Corporate Governance Committee annually reviews Director compensation and makes recommendations to the full Board as to the amount of compensation and the mix of compensation, which may include stock, equity-based awards and/or cash.

     Board and Committee Performance Evaluations. The Board and the standing Committees each perform an annual self-evaluation. The Nominating and Corporate Governance Committee provides oversight to ensure that the process is completed each year. That Committee also periodically re-examines these Corporate Governance Guidelines and recommends changes to the Board.

     Management Succession. One of the Board's most important functions is ensuring sound management of Schering-Plough. The Compensation Committee assists the Board with succession planning, with special focus on Chief Executive Officer succession.

     Compliance and Ethics. The composition and functions of the Board and each Committee meet all requirements of the New York Stock Exchange and other applicable laws and regulations.

     The Board has adopted the Schering-Plough Board of Directors Code of Business Conduct and Ethics, which is available on the Schering-Plough website.

     The Board and its Committees are responsible for oversight of the processes designed by senior management regarding compliance by all employees, including Officers, with applicable law and the Schering-Plough Global Standards of Business Practices . These Standards articulate Schering-Plough's commitment to ethical standards and to compliance with all applicable laws and regulations. The Standards are available on the Schering-Plough website.

     The Board has established the Business Practices Oversight Committee, which has the sole purpose of oversight of non-financial compliance matters.

     Schering-Plough's reputation is a valuable asset and compliance programs also stress preservation of reputation and good corporate citizenship, through consideration of the concerns of the patients who use our products, our shareholders, our employees and the communities where our operations are located.

     Stock Ownership Requirements for Management. The Compensation Committee of the Board shall establish stock ownership requirements applicable to Executive Officers.

     No Repricing without Shareholder Approval. Schering-Plough will not directly or indirectly reprice any stock option unless prior shareholder approval is obtained.

                                   DIRECTIONS

                                     (MAP)

[SCHERING-PLOUGH LOGO]                      YOUR VOTE IS IMPORTANT
                                         VOTE BY INTERNET / TELEPHONE
                                        24 HOURS A DAY, 7 DAYS A WEEK

            INTERNET                             TELEPHONE                               MAIL
HTTPS://WWW.PROXYVOTENOW.COM/SGP              1-888-216-1328

o Go to the website address                o Use any touch-tone                     o Mark, sign and date your proxy card.
  listed above.                              telephone.                             o Detach your proxy card.
o Have your proxy card ready.        OR    o Have your proxy card ready.    OR      o Return your proxy card in the
o Follow the simple instructions           o Follow the simple recorded               postage-paid envelope provided.
  that appear on your computer               instructions.
  screen.

                                    Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card, and there is no need for you to mail back your proxy.


                                                  1-888-216-1328
                                              CALL TOLL-FREE TO VOTE

[ ]         THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE
                     AT 5:00 P.M. E.S.T. ON APRIL 25, 2005.

                          PLEASE DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
PROPOSALS ONE AND TWO AND AGAINST PROPOSALS
THREE AND FOUR

                                          THE BOARD                                                              THE BOARD
                                          RECOMMENDS                                                             RECOMMENDS
                                              |                                                                     |
1. The election to the Board of        FOR all nominees            WITHHOLD                                  FOR  AGAINST  ABSTAIN
   Directors of the 3 nominees named   (except as indicated     authority to vote
   below for a term of 3 years:        to the contrary below)   for all nominees
   1 - Hans W. Becherer;                                                            3. Shareholder Proposal  [ ]    [ ]      [ ]
   2 - Kathryn C. Turner;                                                              on Annual Election
   3 - Robert F.W. van Oordt                [ ]                      [ ]               of Directors

                                                                                                                 THE BOARD
                                                                                                                 RECOMMENDS
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE STRIKE A LINE THROUGH                                                                     FOR  AGAINST  ABSTAIN
THE NOMINEE'S NAME.                                                                                                  |
                                                                                    4. Shareholder Proposal  [ ]    [ ]      [ ]
                                                                                       on Animal Testing

                                    THE BOARD
                                    RECOMMENDS
                                        |
                                       FOR    AGAINST   ABSTAIN

2. Ratification of Designation of      [ ]      [ ]       [ ]                      To change your address, please mark this box. [ ]
Independent Registered Public
Accounting Firm



                                                                                                S C A N   L I N E




                                                                               Please vote, sign, date and return this card promptly
                                                                               using the enclosed envelope. Sign exactly as your
                                                                               name appears on this card. Each joint tenant should
                                                                               sign. When signing as attorney, trustee, etc., give
                                                                               full title.

The shares represented by this proxy will be
voted in accordance with instructions given
above. IF THIS PROXY IS SIGNED AND RETURNED
WITHOUT SPECIFIC INSTRUCTIONS AS TO ANY ITEM
OR ALL ITEMS, IT WILL BE VOTED FOR THE
ELECTION OF 3 DIRECTORS AS NAMED HEREIN, FOR
PROPOSAL (2) AND AGAINST PROPOSALS (3) AND                                   ----------------------------     ----------------------
(4).                                                                         Date   Shareholder sign here     Co-Owner sign here

[SCHERING-PLOUGH LOGO]

SCHERING-PLOUGH CORPORATION
2000 Galloping Hill Road
Kenilworth, New Jersey 07033

                      2005 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     The Annual Meeting of Shareholders of Schering-Plough Corporation will be held at The Crowne Plaza Cabana Palo Alto, 4290 El Camino Real, Palo Alto, California, on Tuesday, April 26, 2005 at 10:00 a.m.

      To be sure that your vote is counted, we urge you to complete and sign the proxy card below, detach it from this letter, and return it in the prepaid envelope enclosed in this package. Alternatively, you can vote by Internet or telephone by following the instructions on the opposite side of this proxy card. The giving of such proxy does not affect your right to vote in person if you attend the meeting. Your prompt reply will aid the Corporation in reducing the expense of additional proxy solicitation.

      Admission to the meeting will be by ticket only. If you are a shareholder of record and plan to attend, please write to The Bank of New York at the address found in your proxy statement and an admission ticket will be sent to you. To be admitted you must present both the admission ticket and a photo identification.

                                          Susan Ellen Wolf
                                          Corporate Secretary

March 14, 2005

                             DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

                      SCHERING-PLOUGH CORPORATION -- PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF SHAREHOLDERS -- APRIL 26, 2005

      I appoint Fred Hassan, Robert Bertolini and Susan Ellen Wolf individually as proxies to vote all of my Schering-Plough Corporation Common Shares at the Annual Meeting of Shareholders to be held on April 26, 2005, or at any adjournment or postponement of that meeting, as directed on the other side of this card and, in their discretion upon other matters that arise at the meeting. I also give each of them the ability to substitute someone else as proxy. I revoke any proxy previously given for the same shares.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                    SCHERING-PLOUGH CORPORATION
                                    P.O. BOX 11371
                                    NEW YORK, N.Y. 10203-0371

[SCHERING-PLOUGH LOGO]                       YOUR VOTE IS IMPORTANT
                                          VOTE BY INTERNET / TELEPHONE
                                          24 HOURS A DAY, 7 DAYS A WEEK

             INTERNET                                      TELEPHONE                                      MAIL

HTTPS://WWW.PROXYVOTENOW.COM/SGP                        1-888-216-1328

o  Go to the website address listed            o   Use any touch-tone telephone.        o   Mark, sign and date your voting
   above.                                      o   HAVE YOUR VOTING INSTRUCTION             instruction card.
O  HAVE YOUR VOTING INSTRUCTION CARD     OR        CARD READY.                     OR   o   Detach your voting instruction card.
   READY.                                      o   Follow the simple recorded           o   Return your voting instruction card in
o  Follow the simple instructions that             instructions.                            the postage-paid envelope provided.
   appear on your computer screen.


                                       Your Internet or telephone vote
                                       authorizes the trustee to vote your
                                       shares in the same manner as if you
                                       marked, signed and returned your voting
                                       instruction card, and there is no need
                                       for you to mail back your card.

                                                   1-888-216-1328
                                               CALL TOLL-FREE TO VOTE



                                       -----------------------------------------

[ ] TO ALLOW SUFFICIENT TIME FOR VOTING BY THE TRUSTEE, YOUR VOTING INSTRUCTIONS
                       MUST BE RECEIVED BY APRIL 21, 2005.

                          - PLEASE DETACH CARD HERE -
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR PROPOSALS ONE AND TWO AND AGAINST
PROPOSALS THREE AND FOUR

                                                THE BOARD
                                                RECOMMENDS
                                                    |
                                                    V
1. The election to the Board of            FOR all nominees             WITHHOLD
   Directors of the 3 nominees named       (except as indicated         authority to vote
   below for a term of 3 years:            to the contrary below)       for all nominees
   1 - Hans W. Becherer;
   2 - Kathryn C. Turner;
   3 - Robert F.W. van Oordt                       [ ]                        [ ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME.

                                                THE BOARD
                                                RECOMMENDS
                                                    |
                                                    V
                                                   FOR     AGAINST     ABSTAIN
2. Ratification of Designation of Independent      [ ]       [ ]         [ ]
   Registered Public Accounting Firm

                                                          THE BOARD
                                                          RECOMMENDS
                                                              |
                                                              V
                                                   FOR     AGAINST     ABSTAIN
3. Shareholder Proposal on Annual Election         [ ]       [ ]         [ ]
of Directors

                                                          THE BOARD
                                                          RECOMMENDS
                                                              |
                                                              V
                                                   FOR     AGAINST     ABSTAIN
4. Shareholder Proposal on Animal Testing          [ ]       [ ]         [ ]

                       To change your address, please mark this box.     [ ]

                                 S C A N L I N E

                                       Please vote, sign, date and return this
                                       card promptly using the enclosed
                                       envelope. Sign exactly as your name
                                       appears on this card. Each joint tenant
                                       should sign. When signing as attorney,
                                       trustee, etc., give full title.


-----------------------------------    -----------------------------------------
Date        Shareholder sign here      Co-Owner sign here

[SCHERING-PLOUGH LOGO]
SCHERING-PLOUGH CORPORATION
2000 Galloping Hill Road
Kenilworth, New Jersey 07033

                          RE: PROXY VOTING INSTRUCTIONS

Dear Plan Participant:

      The Annual Meeting of Shareholders of Schering-Plough Corporation will be held at The Crowne Plaza Cabana Palo Alto, 4290 El Camino Real, Palo Alto, California, on Tuesday, April 26, 2005 at 10:00 a.m.

      To be sure that the shares credited to your Company Stock Account(s) are voted in accordance with your wishes, we urge you to complete and sign the voting instruction card below, detach it from this letter, and return it in the prepaid envelope enclosed in this package. Alternatively, you can vote by telephone or Internet following the instructions on the opposite side of this card.

      If the trustee does not receive voting instructions for shares credited to Company Stock Account(s) under the Schering-Plough Employees' Savings Plan, it will vote those shares in the same proportion as shares held under that plan for which voting instructions were timely received. If the trustee does not receive voting instructions for shares held under the Schering-Plough Puerto Rico Employees' Retirement Savings Plan, it will not vote those shares.


                                       Susan Ellen Wolf
                                       Corporate Secretary

March 14, 2005


                      DETACH VOTING INSTRUCTION CARD HERE
                            V                     V
--------------------------------------------------------------------------------
                     SCHERING-PLOUGH EMPLOYEES' SAVINGS PLAN
         SCHERING-PLOUGH PUERTO RICO EMPLOYEES' RETIREMENT SAVINGS PLAN
            VOTING INSTRUCTIONS - SOLICITED BY THE BOARD OF DIRECTORS

      Under the Schering-Plough Employees' Savings Plan and the Schering-Plough Puerto Rico Employees' Retirement Savings Plan (the "Plans"), you may direct the voting of the shares credited to your Company Stock Accounts under the Plans at the Corporation's Annual Meeting of Shareholders on April 26, 2005.

      Enclosed is a copy of the Notice of Annual Meeting and Proxy Statement describing the items to be presented at the meeting. IF THIS CARD IS SIGNED AND RETURNED WITHOUT SPECIFIC DIRECTION AS TO ANY ITEM OR ALL ITEMS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF 3 DIRECTORS AS NAMED HEREIN, FOR PROPOSAL (2), AND AGAINST PROPOSALS (3) AND (4).

      To: Trustee
      In accordance with the provisions of the Plans, I hereby direct that, at the Annual Meeting of Shareholders of Schering-Plough Corporation on April 26, 2005, and at all adjournments or postponements thereof, the number of Common Shares of Schering-Plough Corporation credited to my account(s) under the Plans and entitled to vote at said meeting shall be voted or caused to be voted as specified.

                                       SCHERING-PLOUGH CORPORATION
                                       P.O. BOX 11300
                                       NEW YORK, N.Y. 10203-0300


(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)